EXECUTION VERSION



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                               CREDIT AGREEMENT

                          dated as of July 31, 2007

                                    among

                            KINETIC CONCEPTS, INC.
                                 as Borrower

                       THE INITIAL LENDERS NAMED HEREIN
                              as Initial Lenders

                                CITIBANK, N.A.
                           as Administrative Agent

                            WELLS FARGO BANK, N.A.
                               as Issuing Bank

                        CITIGROUP GLOBAL MARKETS INC.
                  as Sole Lead Arranger and Sole Book Runner

                                     and

              BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A.,
          UBS SECURITIES LLC and WACHOVIA BANK, NATIONAL ASSOCIATION
                           as Co-Syndication Agents






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

                              TABLE OF CONTENTS

                                                                            Page
                                                                            ----



ARTICLE I     DEFINITIONS AND ACCOUNTING TERMS.................................1

     SECTION 1.01.  Certain Defined Terms......................................1

     SECTION 1.02.  Certain Rules of Construction.............................35

     SECTION 1.03.  Computation of Time Periods...............................36

     SECTION 1.04.  Rounding..................................................36

     SECTION 1.05.  Times of Day..............................................36

     SECTION 1.06.  Accounting Terms..........................................36


ARTICLE II    AMOUNTS AND TERMS OF THE ADVANCES...............................37

     SECTION 2.01.  The Advances..............................................37

     SECTION 2.02.  Making of Advances........................................37

     SECTION 2.03.  Interest..................................................38

     SECTION 2.04.  Interest Rate Determinations..............................39

     SECTION 2.05.  Conversion of Advances....................................40

     SECTION 2.06.  Rate Options for Advances; Maximum Interest Periods.......41

     SECTION 2.07.  Payments and Computations.................................41

     SECTION 2.08.  Fees......................................................43

     SECTION 2.09.  Voluntary Reduction of Commitments........................43

     SECTION 2.10.  Repayment.................................................44

     SECTION 2.11.  Increased Costs; Capital Requirements and Reserves on
                    Eurocurrency Rate Advances................................45

     SECTION 2.12.  Illegality................................................47

     SECTION 2.13.  [Intentionally Omitted]...................................47

     SECTION 2.14.  Taxes.....................................................47

     SECTION 2.15.  Sharing of Payments, Etc..................................51

     SECTION 2.16.  Compensation for Losses...................................51

     SECTION 2.17.  Mitigation Obligations; Replacement of Lenders............52

     SECTION 2.18.  Non-Receipt of Funds by the Administrative Agent..........53

     SECTION 2.19.  Termination Date..........................................54

     SECTION 2.20.  Failure to Satisfy Conditions Precedent...................54

     SECTION 2.21.  Obligations of Lenders Several............................54

     SECTION 2.22.  Evidence of Debt..........................................54

     SECTION 2.23.  Increase in the Aggregate Commitments.....................55

     SECTION 2.24.  Judgment Currency.........................................57

     SECTION 2.25.  Market Disruption; Denomination of Amounts in Dollars;
                    Dollar Equivalent of Reimbursement Obligations............58

ARTICLE III   THE LETTERS OF CREDIT...........................................59

     SECTION 3.01.  The Letters of Credit.....................................59

     SECTION 3.02.  Letter of Credit Compensation.............................60

     SECTION 3.03.  Repayment of Letter of Credit Loans.......................60

     SECTION 3.04.  Issuance of Letters of Credit.............................61

     SECTION 3.05.  Replacement by the Issuing Bank...........................64

ARTICLE IV    CONDITIONS TO EFFECTIVENESS AND LENDING.........................65

     SECTION 4.01.  Conditions Precedent to Effectiveness.....................65

     SECTION 4.02.  Conditions Precedent to Each Borrowing....................69

     SECTION 4.03.  Determinations Under Section 4.01.........................69

ARTICLE V     REPRESENTATIONS AND WARRANTIES..................................70

     SECTION 5.01.  Representations and Warranties of the Borrower............70

ARTICLE VI    COVENANTS OF THE BORROWER.......................................74

     SECTION 6.01.  Affirmative Covenants.....................................74

     SECTION 6.02.  Negative Covenants........................................80

     SECTION 6.03.  Financial Covenants.......................................90

     SECTION 6.04.  Offshore Transaction......................................90

ARTICLE VII   EVENTS OF DEFAULT...............................................91

     SECTION 7.01.  Events of Default.........................................91

     SECTION 7.02.  Actions in Respect of the Letters of Credit Upon
                    Event of Default; L/C Cash Collateral Account;
                    Investing of Amounts in the L/C Cash Collateral
                    Account; Release..........................................94

ARTICLE VIII  THE AGENT.......................................................97

     SECTION 8.01.  Appointment and Authority.................................97

     SECTION 8.02.  Rights as a Lender........................................97

     SECTION 8.03.  Exculpatory Provisions....................................98

     SECTION 8.04.  Reliance by Administrative Agent..........................99

     SECTION 8.05.  Delegation of Duties......................................99

     SECTION 8.06.  Indemnification...........................................99

     SECTION 8.07.  Resignation of Administrative Agent......................100

     SECTION 8.08.  Non-Reliance on Administrative Agent and Other
                    Lenders..................................................101

     SECTION 8.09.  No Duties Imposed Upon Syndication Agents, Book
                    Runners or Arrangers.....................................101

ARTICLE IX    MISCELLANEOUS..................................................101

     SECTION 9.01.  Amendments,Etc...........................................101

     SECTION 9.02.  Notices, Etc.............................................102

     SECTION 9.03.  No Waiver; Remedies......................................105

     SECTION 9.04.  Expenses; Indemnity; Damage Waiver.......................105

     SECTION 9.05.  Right of Set-off.........................................107

     SECTION 9.06.  Binding Effect...........................................107

     SECTION 9.07.  Successors and Assigns...................................107

     SECTION 9.08.  Confidentiality..........................................113

     SECTION 9.09.  Governing Law............................................114

     SECTION 9.10.  Execution in Counterparts................................114

     SECTION 9.11.  Survival of Representations and Warranties...............114

     SECTION 9.12.  Severability.............................................115

     SECTION 9.13.  Jurisdiction, Etc........................................115

     SECTION 9.14.  Waiver of Jury Trial.....................................116

     SECTION 9.15.  Patriot Act Notice.......................................116

     SECTION 9.16.  Preservation of Rights...................................116

     SECTION 9.17.  Delivery of Termination Statements and Mortgage
                    Releases.................................................117

     SECTION 9.18.  No Liability of the Issuing Bank.........................117

     SECTION 9.19.  Authority with Respect to Guarantees and Collateral
                    Documents................................................117

     SECTION 9.20.  Interest Laws............................................119

     SECTION 9.21.  Governmental Regulation..................................119


Schedules
---------

Schedule I        -  Initial Lenders - Applicable Lending Offices - Commitment
                     Amounts
Schedule II       -  Pricing Schedule
Schedule 3.01(e)  -  Existing Letters of Credit
Schedule 4.01(b)  -  Litigation
Schedule 5.01(q)  -  Subsidiaries
Schedule 6.02(a)  -  Existing Indebtedness
Schedule 6.02(b)  -  Existing Liens
Schedule 6.02(g)  -  Investments

Exhibits
--------

Exhibit A         -  Form of Note
Exhibit B         -  Form of Notice of Borrowing
Exhibit C -1      -  Form of Assignment and Acceptance
Exhibit C -2      -  Form of Assumption Agreement
Exhibit D         -  Form of Pledge and Security Agreement
Exhibit E         -  Form of Patent Security Agreement
Exhibit F         -  Form of Trademark Security Agreement
Exhibit G         -  Form of Copyright Security Agreement
Exhibit H         -  Form of Subsidiary Guaranty Agreement
Exhibit I         -  Form of Compliance Certificate

                               CREDIT AGREEMENT

          This CREDIT AGREEMENT (this "Agreement") is entered into as of July 31, 2007 among KINETIC CONCEPTS, INC., a Texas corporation (the "Borrower"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, and CITIBANK, N.A. (in its individual capacity "Citibank") as agent (in such capacity, the "Administrative Agent") for the Lenders (as hereinafter defined), WELLS FARGO BANK, N.A., as Issuing Bank, CITIGROUP GLOBAL MARKETS INC. ("CGMI"), as Sole Lead Arranger and Sole Book Runner and BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A., UBS SECURITIES LLC, WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents.

          The Borrower has requested that the Lenders provide a credit facility to make Advances to the Borrower, and the Lenders are willing to do so on the terms and conditions set forth herein.

          In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                  ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Acceptance" means an Assignment and Acceptance or an Assumption Agreement.

          "Accountants" means Ernst & Young LLP (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by the Borrower and reasonably acceptable to the Administrative Agent.

          "Acquired EBITDA" means with respect to any Acquisition by the Borrower or any of its Subsidiaries during any period, the portion of consolidated net income of the Prior Owner thereof for such period attributable to the Capital Stock or assets acquired by the Borrower or such Subsidiary pursuant to such Acquisition, as the case may be, plus, to the extent deducted in computing such portion of consolidated net income for such period, the sum of (a) income Tax expense, (b) interest expense, (c) depreciation and amortization expense and (d) other non-cash charges and expenses, all as determined with respect to such Capital Stock or assets while under the ownership of the Prior Owner in accordance with GAAP.

          "Acquired Interest Expense" means with respect to any Acquisition by the Borrower or any of its Subsidiaries during any period, the sum of (a) the portion of interest expense, both expensed and capitalized, of the Prior Owner thereof for such period determined in accordance with GAAP (including that portion of payments under Financing Leases of the Prior Owner attributable to interest expense of the Prior Owner for such period in accordance with GAAP) attributable to any Indebtedness of the Prior Owner which is assumed by the Borrower or any of its Subsidiaries pursuant to such Acquisition and (b) the Interest Expense (as defined in clause (a) of the definition thereof) that would have been incurred by the Borrower from the beginning of such period through the date of consummation of such Acquisition had the Indebtedness incurred by the Borrower or any of its Subsidiaries to finance such Acquisition been incurred on the first day of such period (assuming the rate of interest applicable to such Indebtedness during such period was equal to the rate of interest applicable to such Indebtedness on the date of consummation of such Acquisition).

          "Acquisition" means as to any Person, the acquisition (in a single transaction or a series of transactions) by such Person of (a) at least 50% of the outstanding Capital Stock of any other Person, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units or divisions of any other Person.

          "Advance" means each Advance (including Letter of Credit Loans) made by a Lender to the Borrower pursuant to Article II and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a "Type" of Advance).

          "Advance Availability" means, at any particular time, the amount by which (i) the Aggregate Commitment at such time exceeds (ii) the Total Outstandings.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Administrative Agent's Account" means, (a) in respect of Dollars, Citibank, N.A., ABA# 021-00-0089, Acct Name: Medium Term Finance, Acct# 36852248, Ref: KCI; (b) in respect of EUROS, Citibank, London, Swift:
CITIGB2l, Acct# 8840261, Acct Name: Citi NA New York Loans Agency, Ref: KCI;
(c) in respect of Canadian Dollars, Citibank Canada, Swift: CITICATT, Acct# 2070035009, Acct Name: CIG Western Hemisphere Agency, Ref: KCI; (d) in respect of Yen, Citibank Tokyo, Swift: CITIJPJT, Acct# 221659414, Acct Name:
CIG Western Hemisphere; and (e) in respect of any other Agreed Currency, such account as the Administrative Agent shall designate in a notice to the Borrower and the Lenders.

          "Aggregate Commitment" means the aggregate Commitments of all the Lenders, as the same may be reduced or increased from time to time pursuant to the terms hereof. The initial Aggregate Commitment is Five Hundred Million and 00/100 Dollars ($500,000,000.00).

          "Agreed Currencies" means at any time, (i) Dollars and (ii)(x) so long as such currency remains an Eligible Currency, Euro, Sterling, Canadian Dollars and Yen and (y) any other Eligible Currency which the Borrower requests the Administrative Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Lenders; provided, that if, after the designation by the Lenders of any currency as an Agreed Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or (z) in the determination of the Administrative Agent, a Dollar Equivalent of such currency is not readily calculable, the Administrative Agent shall promptly notify the Lenders and the Borrower, and such currency shall no longer be an Agreed Currency until such time as all of the Lenders agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five Business Days of receipt of such notice from the Administrative Agent, the Borrower shall repay all Advances in such affected currency or convert such Advances into the Dollar Equivalent thereof or another Agreed Currency, subject to the other terms set forth in Article II.

          "Agreement" has the meaning in the introductory paragraph hereto.

          "Alternate Currency" means any Agreed Currency other than Dollars.

          "Applicable Base Rate Margin" means, as at any date of determination, the rate per annum then applicable to Base Rate Advances determined in accordance with the provisions of the Pricing Schedule hereto.

          "Applicable Commitment Fee Percentage" means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under Section 2.08(a) hereof determined in accordance with the provisions of the Pricing Schedule hereto.

          "Applicable Eurocurrency Margin" means, as at any date of determination, the rate per annum then applicable to Eurocurrency Rate Advances determined in accordance with the provisions of the Pricing Schedule hereto.

          "Applicable Lending Office" means, with respect to each Lender, and for each Type and Currency of Advance, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance, or in any case such other office of such Lender or of an Affiliate of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower.

          "Applicable Pledge Percentage" means 100%, but 65% in the case of a pledge of Capital Stock of a Subsidiary to the extent a 100% pledge would cause a Deemed Dividend Problem or Financial Assistance Problem.

          "Approved Fund" means any Fund that is administered or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          "Assignment and Acceptance" means an Assignment and Acceptance Agreement entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C-1 hereto.

          "Assumption Agreement" has the meaning specified in Section
2.23(d).

          "Assuming Lender" has the meaning specified in Section 2.23(c).

          "Authorized Officer" means any of the President and Chief Executive Officer, Senior Vice President and Chief Financial Officer, Controller, Vice President and Treasurer and any Assistant Treasurer of the Borrower, or any person designated by any such Person in writing to the Administrative Agent from time to time, acting singly.

          "Available Amount" means, at any time, with respect to any Letter of Credit, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing), provided, that if any Letter of Credit provides for future increases in the maximum amount available to be drawn under such Letter of Credit, then the "Available Amount" of such Letter of Credit shall mean, at any time, the maximum amount available to be drawn under such Letter of Credit after taking into account all increases in the availability thereunder.

          "Base Rate" means for any day for any Advance, a fluctuating rate of interest per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced by Citibank in New York, New York from time to time as Citibank's "base rate" plus, the Applicable Base Rate Margin then in effect. Any change in such rate announced by Citibank shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Advance" means an Advance which bears interest at the Base Rate.

          "BBA LIBOR" has the meaning specified in clause (a) of the definition of "Eurocurrency Base Rate".

          "Borrower" has the meaning specified in the introductory paragraph hereto.

          "Borrowing" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01(a).

          "Borrowing Date" means a date on which an Advance is made hereunder.

          "Business Day" means (a) a day of the year on which commercial banks are not required or authorized to close in New York City, (b) if the applicable Business Day relates to any Eurocurrency Rate Advances (other than EURIBOR Advances), a day of the year on which dealings are carried on in the London interbank market, and, if such Business Day relates to a Borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, any Advance denominated in an Agreed Currency other than Dollars (other than Euros borrowed in connection with EURIBOR Advances), or a notice with respect to any such Borrowing, payment, prepayment or Interest Period, also a day of the year on which foreign exchange trading is carried out in the London interbank market and on which banks are open in the place of payment in the country in whose Currency such Advance is denominated, and (c) if the applicable Business Day relates to any EURIBOR Advances and relates to a Borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, any EURIBOR Advance, or a notice with respect to any such Borrowing, payment, prepayment or Interest Period, also Target Operating Day.

          "Canadian Dollars" means the lawful currency of Canada.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a limited liability company, membership interests, (iv) in the case of a partnership, partnership interests (whether general or limited) and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; provided, however, that "Capital Stock" shall not include any debt securities convertible into equity securities prior to such conversion.

          "Cash Equivalent Investments" means (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (ii) investments in commercial paper maturing within 270 days from the date of acquisition thereof and, at such date of acquisition, rated A-2 or better by S&P or P-2 or better by Moody's; (iii) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Lender or of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase obligations of any commercial bank satisfying the requirements of clause (iii) above, having a term of not more than 30 days with respect to securities issued or unconditionally guaranteed or insured by the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America); (v) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or at least A by Moody's; (vi) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (iii) above; (vii) shares of money market, mutual or similar funds that (a) have assets in excess of $100,000,000, (b) invest primarily in assets of the type described in clauses
(i)-(vi) above and (c) have an investment grade rating and (viii) in the case of any Foreign Subsidiary (in addition to the items permitted by the foregoing clauses (i) through (vii) any of the following: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the sovereign nation in which such Foreign Subsidiary is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by S&P or A2 by Moody's or carries an equivalent rating from a comparable foreign rating agency if available, (b) investments of the type and maturity described in clauses (ii)-(vii) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies if available, (c) time deposits with any Lender or any Affiliate of any Lender and (d) with respect to any Foreign Subsidiary, time deposits with any foreign bank not described in the foregoing clauses (b) or (c).

          "Cash Interest Expense" of the Borrower for any period, means Consolidated Interest Expense of the Borrower for such period minus, in each case to the extent included in determining such Consolidated Interest Expense for such period, the sum of the following: (a) non-cash expenses for interest payable in kind, (b) amortization of debt discount and fees, (c) premiums paid in respect of the repayment of the Existing Senior Subordinated Notes and (d) non-cash expenses deducted as a result of prepayment of Indebtedness.

          "Casualty Event" means with respect to any Property of any Person, the receipt by such Person of insurance proceeds, or proceeds of a condemnation award or other compensation in connection with any loss of or damage to, or any condemnation or other taking of, such Property.

          "CGMI" has the meaning specified in the preamble.

          "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

          "Change of Control" means:

          (i) any Person or two or more Persons acting in concert (other than a Significant Shareholder or group of Significant Shareholders) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing not less than 30% of the combined voting power of all Voting Stock of the Borrower; or

          (ii) during any period of up to 12 consecutive months, commencing on the date of this Agreement, individuals who at the beginning of such 12-month period were directors of the Borrower (together with any new director whose election by the board of directors or whose nomination for election by the stockholders of the Borrower was approved by majority vote of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason (other than solely as a result of (a) death or disability or (b) voluntary retirement of any individual in the ordinary course and not for reasons related to an actual or proposed change in control of the Borrower) to constitute a majority of the board of directors of the Borrower; or

          (iii) any Person or two or more Persons acting in concert (other than a Significant Shareholder or group of Significant Shareholders) shall have acquired the power to exercise, directly or indirectly, effective control for any purpose over Voting Stock of the Borrower (or other securities convertible into such securities) representing not less than 30% of the combined voting power of all Voting Stock of the Borrower.

          "Citibank" means Citibank, N.A. and its successors.

          "Collateral" means the property covered by the Collateral Documents, the L/C Collateral Account and any other Property, now existing or hereafter acquired , that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, for the benefit of the Holders of Secured Obligations, to secure the Secured Obligations.

          "Collateral Documents" means all agreements, instruments and documents executed in connection with this Agreement that are intended to create or evidence Liens to secure the Secured Obligations, including, without limitation, the Pledge and Security Agreement, the Intellectual Property Security Agreements, the Mortgages and all other security agreements, mortgages, deeds of trust, pledges, collateral assignments and financing statements whether heretofore, now, or hereafter executed by the Borrower or any of its Subsidiaries and delivered to the Administrative Agent.

          "Commitment" means with respect to (a) an Initial Lender, the amount set forth opposite the name of such Initial Lender on Schedule I hereto under the caption "Amount of Commitment", as such amount may be adjusted pursuant to an Assignment and Acceptance to which such Initial Lender is a party or otherwise in accordance with the terms of this Agreement or (b) any other Lender, the commitment amount of such Lender set forth in the Assignment and Acceptance or Assumption Agreement pursuant to which such Person became a Lender, and in either case, as any such amount may be adjusted pursuant to a subsequent Assignment and Acceptance to which such Lender is a party and otherwise in accordance with the terms of this Agreement.

          "Commitment Date" has the meaning specified in Section 2.23(b).

          "Commitment Fee" has the meaning specified in Section 2.08.

          "Commitment Increase" has the meaning specified in Section 2.23(a).

          "Competitor" means a person whose primary business or for whom the primary business of any of its divisions, Subsidiaries or Affiliates, or any divisions of its Subsidiaries or Affiliates, is medical technology, including, without limitation, wound care and therapuetic surfaces..

          "Compliance Certificate" has the meaning assigned to such term in
Section 6.01(k)(iii).

          "Consolidated" means such term as it applies to the Borrower and its Subsidiaries on a consolidated basis after eliminating all intercompany items.

          "Consolidated Assets" means the total assets of the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

          "Consolidated Operating Profit" means the operating profits of the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.05.

          "Convertible Note Hedge Transaction" means any call option, capped call option, call spread option or similar option transaction purchased by the Borrower to hedge its exposure with respect to the issuance and delivery of its Capital Stock upon conversion of any convertible Indebtedness of the Borrower issued substantially concurrently with execution and consummation of such option transaction.

          "Copyright Security Agreement" means that certain Copyright Security Agreement, substantially in the form of Exhibit G hereto, dated as of the Effective Date, executed by each applicable Loan Party and the Administrative Agent for the benefit of the Holders of Secured Obligations, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

          "Credit Extension Date" means (i) the Borrowing Date of any Advance, (ii) the date of issuance, deemed issuance, extension or amendment of any Letter of Credit or (ii) the date of conversion or continuance of any Advance in accordance with Section 2.05.

          "Currency" means Dollars or any Alternate Currency.

          "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

          "Deemed Dividend Problem" means, with respect to any Foreign Subsidiary, any portion of such Foreign Subsidiary's accumulated and undistributed earnings and profits being deemed to be repatriated to the Borrower or the applicable parent Domestic Subsidiary for U.S. federal income tax purposes and the effect of such repatriation causing materially adverse tax consequences to the Borrower or such parent Domestic Subsidiary, in each case as determined by the Borrower in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Dollar" and "$" means the lawful currency of the United States of America.

          "Dollar Amount" of any Currency at any date shall mean (i) the amount of such Currency if such Currency is Dollars or (ii) the Dollar Equivalent if such Currency is any Currency other than Dollars.

          "Dollar Equivalent" means, with respect to any amount denominated in an Alternate Currency, the amount of Dollars that would be required to purchase such amount of such Alternate Currency, based upon the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100 of 1%), as determined by the Administrative Agent, of the spot selling rate at which the Reference Bank offers to sell such Alternate Currency for Dollars, in the case of an amount denominated in any Alternate Currency, the London foreign exchange market at approximately 11:00 A.M. London time, for delivery two Business Days thereafter.

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Domestic Subsidiary" means a Subsidiary of the Borrower that is not a Foreign Subsidiary.

          "EBITDA" means with respect to any period, the sum of, without duplication, (a) Consolidated Net Income of the Borrower for such period plus, in each case to the extent deducted in determining such Consolidated Net Income for such period, the sum of the following (without duplication):
(i) Consolidated Interest Expense of the Borrower, (ii) Consolidated income Tax expense of the Borrower and its Consolidated Subsidiaries, (iii) Consolidated depreciation and amortization expense of the Borrower and its Consolidated Subsidiaries, (iv) all other non-cash charges (including impairment charges with respect to goodwill) and expenses (including option expenses) of the Borrower and its Consolidated Subsidiaries, (v) charges, expenses and fees incurred in connection with the Transaction in an aggregate amount not to exceed $5,000,000, (vi) non-recurring charges, fees and expenses incurred in connection with Acquisitions, in an aggregate amount not to exceed $30,000,000 in any calendar year and not to exceed $60,000,000 during the term of this Agreement, (vii) non-recurring charges, fees and expenses incurred in connection with corporate restructurings in an aggregate amount not to exceed $20,000,000 in any calendar year and not to exceed $60,000,000 during the term of this Agreement, and minus, to the extent included in determining such Consolidated Net Income for such period, any non-cash income or non-cash gains, all as determined on a consolidated basis in accordance with GAAP, plus (b) with respect to any Acquisitions made by the Borrower or any of its Consolidated Subsidiaries during such period, the Acquired EBITDA of the Capital Stock or assets acquired pursuant to such Acquisitions while under the ownership of the Prior Owner thereof for the portion of such period prior to the consummation of such Acquisition.

          "Effective Date" has the meaning specified in Section 4.01.

          "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by the Administrative Agent and the Issuing Bank (such approval of the Administrative Agent and the Issuing Bank not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries or, so long as an Event of Default under Section 7.01(e) has not occurred and be continuing or the Obligations have not been accelerated pursuant to Section 7.02(a), any Competitor.

          "Eligible Currency" means, at any time, any currency other than Dollars, provided that, at such time, (i) such currency is dealt with in the London interbank deposit market, or, in the case of Euros borrowed in connection with EURIBOR Advances, the European interbank deposit market, (ii) such currency is freely transferable and convertible into Dollars in the London foreign exchange market or, in the case of Euros, the European interbank deposit market, and (iii) no central bank or other governmental authorization in the country of issue of such currency (including, in the case of Euros borrowed in connection with EURIBOR Advances, any authorization by the European Central Bank) is required to permit use of such currency by any Lender for making any Advance and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon (unless such authorization has been obtained and is in full force and effect).

          "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

          "EMU Legislation" means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of EMU.

          "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of Section (1) of Section 4043(b) of ERISA (without regard to Section (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of
Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to
Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan;
(g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to
Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

          "EURIBOR Advance" means any Eurocurrency Rate Advance which is denominated in Euros and bears interest at a rate determined in accordance with clause (b) of the definition of Eurocurrency Base Rate in this
Section 1.01.

          "Euro" means the single currency of Participating Member States of the European Union.

          "Eurocurrency Base Rate" means

          (a) for any Interest Period for each LIBOR Advance in any Currency (other than Euros) comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent) appearing on the Screen for such Currency as the British Bankers Association LIBOR Rate ("BBA LIBOR") for deposits in such Currency at approximately 11:00 A.M. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Advance with a term equivalent to such Interest Period; provided that if such rate does not appear on such Screen (or, if such Screen shall cease to be publicly available or if the information contained on such Screen, in the Administrative Agent's reasonable judgment, shall cease accurately to reflect such BBA LIBOR for deposits in such Currency, as reported by any publicly available source of similar market data selected by the Administrative Agent that, in the Administrative Agent's reasonable judgment, accurately reflects such BBA LIBOR for deposits in such Currency), the "Eurocurrency Base Rate" for such Interest Period for such LIBOR Advance in such Currency shall be the arithmetic average (rounded to the nearest 1/100 of one percent) of the rates per annum at which deposits in such Currency are offered by the principal office of the Reference Bank in London, England to prime banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of the Interest Period for such Advance in an amount substantially equal to such Reference Bank's LIBOR Advance comprising part of such Borrowing to be outstanding during such Interest Period; and

          (b) for any Interest Period for each EURIBOR Advance in Euros comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent) appearing on the Screen for Euros as the BBA LIBOR for deposits in Euros within the member states of the European Union which are Participating Member States at approximately 11:00 A.M. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such EURIBOR Advance with a term equivalent to such Interest Period; provided that if such rate does not appear on such Screen (or, if such Screen shall cease to be publicly available or if the information contained on such Screen, in the Administrative Agent's reasonable judgment, shall cease accurately to reflect such BBA LIBOR for deposits in Euros within the member states of the European Union which are Participating Member States, as reported by any publicly available source of similar market data selected by the Administrative Agent that, in the Administrative Agent's reasonable judgment, accurately reflects such BBA LIBOR for deposits in Euros within the member states of the European Union which are Participating Member States), the "Eurocurrency Base Rate" for such Interest Period for such EURIBOR Advance shall be the arithmetic average (rounded to the nearest 1/100 of one percent) of the rates per annum at which deposits in Euros are offered by the principal office of the Reference Bank in
     (i) London, England to prime banks in the London interbank market at approximately 10:00 A.M. (London time), two Business Days before the first day of the Interest Period for such EURIBOR Advance in an amount substantially equal to such Reference Bank's EURIBOR Advance comprising part of such Borrowing to be outstanding during such Interest Period.

          The Eurocurrency Base Rate for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of the applicable Screen or the applicable rates furnished to and received by the Administrative Agent from the Reference Bank, as the case may be, two Business Days before the first day of such Interest Period, subject, however, to the provisions of
Section 2.04.

          "Eurocurrency Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurocurrency Rate" means, with respect to a Eurocurrency Rate Advance for the relevant Interest Period, the Eurocurrency Base Rate applicable to such Interest Period plus, the Applicable Eurocurrency Margin then in effect.

          "Eurocurrency Rate Advance" means an Advance which bears interest at the Eurocurrency Rate.

          "Eurocurrency Rate Reserve Percentage" of any Lender for any Interest Period for any Eurocurrency Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 7.01.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated) or its overall gross receipts, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the applicable Lender is located.

          "Existing Credit Agreement" means the Credit Agreement, dated as of August 11, 2003, as heretofore amended or supplemented among the Borrower, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

          "Existing Letters of Credit" means each "Letter of Credit" issued pursuant to the terms of, and as defined in, the Existing Credit Agreement and outstanding on the Effective Date.

          "Existing Senior Subordinated Note Indenture" means the Indenture, dated as of August 11, 2003, between the Borrower and U.S. Bank National Association, as trustee, for the issuance of the Existing Senior Subordinated Notes.

          "Existing Senior Subordinated Notes" means the 7-3/8% senior subordinated unsecured notes issued by the Borrower pursuant to the Existing Senior Subordinated Note Indenture and any other notes issued in exchange therefor and in accordance with any registration rights document entered into in connection with the issuance of the Existing Senior Subordinated Notes.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" means that certain Fee Letter between Borrower and CGMI, dated June 7, 2007.

          "Fees" means any and all fees payable to Administrative Agent, CGMI or any Lender pursuant to this Agreement or any of the other Loan Documents.

          "Financial Assistance Problem" means, with respect to any Foreign Subsidiary, the inability of such Foreign Subsidiary to permit its Capital Stock to be pledged pursuant to a pledge agreement on account of legal or financial limitations imposed by the jurisdiction of organization of such Foreign Subsidiary or other relevant jurisdictions having authority over such Foreign Subsidiary, in each case as determined by the Borrower in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.

          "Financial Officer" means as to any Person, the financial officer of such Person, or such other officer or financial manager of such Person as shall be designated by the Borrower and satisfactory to the Administrative Agent.

          "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Foreign Currency Protection Agreements" means as to any Person, all foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect such Person against fluctuations in currency values.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Plan" means an employee pension benefit plan (as defined in Section 3(2) of ERISA) which is (i) maintained or contributed to for the benefit of employees of the Borrower, any of its Subsidiaries or any member of the Controlled Group, (ii) is not covered by ERISA pursuant to
Section 4(b)(4) thereof and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

          "Foreign Subsidiary" means (i) a Subsidiary of the Borrower organized under the laws of a jurisdiction located outside the United States of America or (ii) a Subsidiary of any Person described in the foregoing clause (i).

          "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "GAAP" has the meaning specified in Section 1.06.

          "Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

          "Guarantee Obligations" has the meaning specified in the definition of "Indebtedness" hereunder.

          "Guarantees" means, collectively, the Subsidiary Guaranty Agreement and any other guaranty executed by any Subsidiary Guarantor in favor of the Administrative Agent, on behalf of itself and Lenders, in respect of the Obligations, and "Guaranty" means each such agreement, individually.

          "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

          "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

          "Hedging Arrangements" means any and all Hedge Agreements, including all Foreign Currency Protection Agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions.

          "Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any Hedging Arrangements and (ii) any and all cancellations, buybacks, reversals, terminations or assignments relating to any Hedging Arrangements.

          "Holders of Secured Obligations" means (i) the holders of the Secured Obligations from time to time, including, without limitation, the Administrative Agent, the Lenders, the Issuing Bank, each of their respective Affiliates and any Indemnitee and including each Lender (or Affiliate thereof) in respect of all Hedging Obligations of the Loan Parties owing to such Lender (or Affiliate) and (ii) each such holder's respective successors, transferees and assigns.

          "Increase Date" has the meaning specified in Section 2.23(a).

          "Increasing Lender" has the meaning specified in Section 2.23(b).

          "Indebtedness" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and other accrued liabilities incurred in the ordinary course of such Person's business) that (i) are not overdue by more than 90 days or
(ii) are being contested in good faith by such Person), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under Financing Leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedging Arrangements (the amount of any Indebtedness pursuant to this clause (g) shall be the net amounts (including by offset of amounts payable thereunder), including any net termination payments, required to be paid to a counterparty rather than any notional amount with regard to which payments may be calculated, (h) all Indebtedness of others referred to in clauses (a) through (g) above or clause (i) below and other payment obligations (collectively, "Guarantee Obligations") guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Guarantee Obligations or to advance or supply funds for the payment or purchase of such Guarantee Obligations,
(2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Guarantee Obligations or to assure the holder of such Guarantee Obligations against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (h) above (including Guarantee Obligations) which is non-recourse and secured by (or for which the holder of such non-recourse Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such non-recourse Indebtedness (the amount of any such non-recourse Indebtedness pursuant to this clause (i) shall be equal to the lesser of (A) the amount of such Indebtedness and (B) the fair market value of such property).

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Indemnitee" has the meaning specified in Section 9.04(b).

          "Information Memorandum" means the information memorandum dated June 29, 2007 used by the Administrative Agent in connection with the syndication of the Commitments.

          "Initial Guarantors" means KCI USA, Inc., a Delaware corporation, KCI Licensing, Inc. a Delaware corporation, KCI Holding Company, Inc., a Delaware corporation, and KCI International, Inc., a Delaware corporation.

          "Initial Lenders" has the meaning set forth in the introductory paragraph of this Agreement.

          "Intellectual Property Security Agreements" means the intellectual property security agreements including, but not limited to, the Trademark Security Agreement, the Copyright Security Agreement and the Patent Security Agreement as the Borrower or any Subsidiary Guarantor may from time to time make in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Interest Coverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (i) EBITDA for the four consecutive fiscal quarters then ended on such date to (ii) Consolidated Cash Interest Expense of the Borrower for such four fiscal-quarter period.

          "Interest Expense" of the Borrower for any period, means the sum of
(a) the amount of interest expense, both expensed and capitalized, of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period, plus, without duplication, that portion of payments under Financing Leases of the Borrower and its Consolidated Subsidiaries attributable to interest expense of the Borrower and its Consolidated Subsidiaries for such period in accordance with GAAP and
(b) the Acquired Interest Expense of the Borrower and its Subsidiaries for such period.

          "Interest Period" means, with respect to each Eurocurrency Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

          (i) the Borrower may not select any Interest Period that ends after the Termination Date;

          (ii) Interest Periods commencing on the same date for Eurocurrency Rate Advances comprising part of the same Borrowing shall be of the same duration;

          (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

          (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Issuing Bank" means Wells Fargo Bank, as an issuer of any Letter of Credit or, at the option of Wells Fargo Bank, any Affiliate or Subsidiary thereof, or such other Lender reasonably acceptable to the Administrative Agent as shall, at the request of the Borrower, have assumed the obligations of the Issuing Bank with respect to any or all Letters of Credit hereunder.

          "Irish Restructuring" has the meaning specified in Section 6.04.

          "KCII" means KCI International, Inc., a Delaware corporation.

          "KCI International" means KCI International Holding Company, a Delaware corporation.

          "L/C Cash Collateral Account" has the meaning specified in Section 7.02(b).

          "L/C Cash Collateral Account Collateral" has the meaning specified in Section 7.02(b).

          "L/C Cash Collateral Account Investments" has the meaning specified in Section 7.02(c).

          "L/C Cash Collateral Account Obligations" has the meaning specified in Section 7.02(e)(i).

          "L/C Related Documents" has the meaning specified in Section
3.04(c)(i).

          "Lead Arranger" means CGMI as lead arranger and book runner for the loan transaction evidenced by this Agreement.

          "Lenders" means the Initial Lenders listed on the signature pages hereto, each Assuming Lender that shall become a party hereto pursuant to
Section 2.23 and each Person that shall become a party hereto pursuant to
Section 9.07 and shall include the Issuing Bank.

          "Letter of Credit" has the meaning specified in Section 3.01(a).

          "Letter of Credit Agreement" has the meaning specified in Section 3.04(a)(i).

          "Letter of Credit Facility" means an aggregate amount not to exceed $60,000,000 at any time outstanding.

          "Letter of Credit Loan" means a payment by the Issuing Bank of a draft drawn under any Letter of Credit pursuant to Section 3.04 or, without duplication, a payment by a Lender in respect thereof pursuant to Section 3.04.

          "Letter of Credit Outstandings" means, at any time, the aggregate Available Amount of all Letters of Credit (which shall be, in the case of a Letter of Credit denominated in Euros, Sterling, Canadian Dollars, Yen or other Alternate Currency, the Dollar Equivalent thereof as at such time) plus the aggregate outstanding principal amount of all Letter of Credit Loans.

          "Leverage Ratio" means, as at the last day of any fiscal quarter of the Borrower ending on or after the date hereof, the ratio of (a) Total Funded Debt as of such day to (b) EBITDA for the period of four fiscal quarters ending on such day.

          "LIBOR Advance" means any Eurocurrency Rate Advance which is denominated in any Currency and bears interest at a rate determined in accordance with clause (a) of the definition of Eurocurrency Base Rate in this Section 1.01.

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Documents" means this Agreement, the Fee Letter, any Notes executed pursuant to Section 2.22(b), Section 9.07(g) or (h), the Guarantees, the Collateral Documents, any Assignment and Acceptance or Assumption Agreement, the Wake Forest Consent and all other documents, instruments, notes and agreements executed in connection therewith or pursuant thereto, as the same may be amended, restated or otherwise modified and in effect from time to time.

          "Loan Parties" means, collectively, the Borrower and the Subsidiary Guarantors.

          "Local Time" means, with respect to any Advance denominated, or any payment to be made, in Dollars, New York City time, and with respect to any Advance denominated, or any payment to be made, in an Alternate Currency, the local time in the Principal Financial Center for such Currency.

          "Managing Person" means, with respect to any Person that is (a) a corporation, its board of directors, (b) a limited liability company, its board of control or managing member or members, (c) a limited partnership, its general partner, (d) a general partnership or a limited liability partnership, its managing partner or executive committee, or (e) any other Person, the managing body thereof or other Person analogous to the foregoing.

          "Margin Stock" shall have the meaning ascribed to such term in Regulation U.

          "Material Adverse Change" means any material adverse change in the business, financial condition or operations of the Borrower or the Borrower and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the business, financial condition or operations of the Borrower or the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under this Agreement or any Loan Document or (c) the ability of any Loan Party to perform its obligations under this Agreement or any Loan Document.

          "Material Domestic Subsidiary" means a Domestic Subsidiary that is a Material Subsidiary.

          "Material Subsidiary" means, at any time, a Domestic Subsidiary of the Borrower (excluding any Domestic Subsidiary if and only if such Domestic Subsidiary is a holding company and (i) the only material assets of such holding company is the Capital Stock of one or more Foreign Subsidiaries and
(ii) the execution by such Domestic Subsidiary of a supplement to the Subsidiary Guaranty Agreement pursuant to Section 6.1(m) would give rise to a Deemed Dividend Problem or a Financial Assistance Problem) (a) the total assets of which for the most recently ended fiscal quarter (determined on a Consolidated basis for such Subsidiary and its Subsidiaries) are greater than five percent (5.0%) of the Borrower's Consolidated Assets and (b) the total operating profits of which for the most recently ended fiscal quarter (determined on a Consolidated basis for such Subsidiary and its Subsidiaries) were greater than five percent (5.0%) of the Borrower's Consolidated Operating Profit for the most recently ended fiscal quarter; provided, however, that such Domestic Subsidiary shall be a Material Subsidiary only to the extent that and for so long as the requirements set forth in clauses (a) and (b) above shall exist.

          "Moody's" means Moody's Investors Service, Inc., together with its successors and assigns.

          "Moody's Rating" means, at any time, the rating issued by Moody's and then in effect with respect to the Borrower's senior secured credit facility as evidenced this Agreement.

          "Mortgage" means each mortgage, deed of trust or other similar document to be executed and delivered by the appropriate Loan Party, in form and substance reasonably acceptable to the Administrative Agent and the Lenders in order (a) to provide that such Loan Party is the mortgagor or grantor, (b) to comply with and/or provide for specific laws of the jurisdictions in which the property to be encumbered is located, and (c) to assure that the Administrative Agent for the benefit of the Holders of the Secured Obligations has a perfected Lien on any mortgaged Property.

          "Mortgage Instruments" means, with respect to any mortgaged Property, all title reports, title insurance, opinions of counsel, surveys, appraisals and environmental reports relating thereto, all in form and substance reasonably acceptable to the Administrative Agent.

          "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Net Income" of the Borrower for any period, means the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

          "Note" means a promissory note of the Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.22(b) in substantially the form of Exhibit A hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.

          "Notice of Borrowing" has the meaning specified in Section 2.02.

          "Notice of Issuance" has the meaning specified in Section 3.04(a).

          "Obligations" means all Advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower or any other Loan Party arising under any Loan Document or otherwise with respect to any Advance, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees (including attorneys' fees and disbursements) that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

          "Organizational Documents" means as to any person which is (i) a corporation, the certificate or articles of incorporation and by-laws of such Person, (ii) a limited liability company, the article of organization, certificate of formation or similar documents of such Person and the limited liability company agreement or similar agreement of such Person, (iii) a partnership, the partnership agreement or similar agreement of such Person, and, in the case of a limited partnership, the certificate of limited partnership, or (iv) any other form of entity or organization, the organizational documents analogous to the foregoing.

          "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Outstanding Advances" means, at any time, the then aggregate outstanding principal amount of all Advances (which shall be, in the case of Advances denominated in a Currency other than Dollars, the Dollar Equivalent thereof at such time).

          "Participant" has the meaning assigned to such term in clause (e) of Section 9.07.

          "Participating Member State" means each state so described in any EMU Legislation.

          "Patent Security Agreement" means that certain Patent Security Agreement, substantially in the form of Exhibit E hereto, dated as of the Effective Date, executed by each applicable Loan Party and the Administrative Agent for the benefit of the Holders of Secured Obligations, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

          "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

          "Payment Date" means the last Business Day of each March, June, September and December and the Termination Date, commencing on the first such date to occur after the Effective Date.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

          "Permitted Indebtedness" means (a) Indebtedness outstanding under this Agreement and the other Loan Documents, (b) unsecured Indebtedness with a maturity date not earlier than the Termination Date, (c) secured Indebtedness in an amount not to exceed $60,000,000 outstanding at any time with a maturity date not earlier than the Termination Date, (d) Indebtedness arising from the honoring by a bank of a check or similar instrument drawn against insufficient funds in the ordinary course, so long as such Indebtedness is extinguished within five Business Days of its incurrence, (e) Indebtedness represented by workers' compensation claims, self-insurance obligations, performance bonds, warranty or contractual service obligations or surety or appeal bonds, in each case to the extent incurred in the ordinary course of business in accordance with customary industry practices in amounts customary in the Borrower's industry and in the case of Indebtedness represented by self-insurance obligations, (f) Indebtedness represented by financed insurance premiums, (g) Indebtedness arising from Hedging Agreements, (h) Indebtedness of Foreign Subsidiaries incurred to finance the working capital requirements of one or more Foreign Subsidiaries in an aggregate principal amount not to exceed $75,000,000, (i) Indebtedness arising from intercompany loans and advances made by any Loan Party to any Subsidiary of the Borrower that is not a Guarantor in an aggregate principal amount not to exceed $75,000,000, (j) Indebtedness arising from intercompany loans and advances (i) made by any Subsidiary of the Borrower that is not a Guarantor to a Loan Party, (ii) made by any Loan Party to another Loan Party or (iii) made by any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party, including, without limitation, made by any Foreign Subsidiary to any other Foreign Subsidiary and (k) endorsements of instruments for deposit or collection in the ordinary course of business.

          "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) Liens to secure Indebtedness represented by financed insurance premiums, provided that such Liens do not extend to any property or assets other than the corresponding insurance policies being financed; (e) easements, rights of way and other encumbrances on title to real property that do not materially adversely affect the use of such property for its present purposes; and (f) Liens created in connection with the L/C Cash Collateral Account.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.

          "Pledge and Security Agreement" means that certain Pledge and Security Agreement, substantially in the form of Exhibit D hereto, dated as of the Effective Date, executed by the Borrower, the Subsidiary Guarantors and the Administrative Agent for the benefit of the Holders of Secured Obligations, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

          "Pledged Debt" had the meaning assigned thereto in the Pledge and Security Agreement.

          "Pledged Equity" has the meaning assigned thereto in the Pledge and Security Agreement.

          "Pricing Schedule" means the Pricing Schedule with respect to the Applicable Base Rate Margin, Applicable Eurocurrency Margin and the Applicable Commitment Fee Percentage attached hereto as Schedule IV.

          "Principal Financial Center" means, in the case of any Currency, the principal financial center of the country of issue of such Currency, as determined by the Administrative Agent.

          "Prior Owner" with respect to any Acquisition by the Borrower or any of its Subsidiaries, the Person or Persons which was or were the owner(s) of the Capital Stock or assets acquired by the Borrower or such Subsidiary pursuant to such Acquisition.

          "Pro Rata Share" means, with respect to any Lender, (a) a percentage equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment of all Lenders (or if the Commitments have terminated or expired, the Pro Rata Shares of any Lender shall be determined based upon a percentage equal to a fraction the numerator of which is such Lender's share of the aggregate outstanding principal balance of the Advances held by such Lender and the denominator of which is the outstanding principal balance of the Advances held by all Lenders), after giving effect to any assignments.

          "Projections" the Borrower's forecasted consolidated and consolidating: (a) balance sheets; (b) statements of operations; (c) cash flow statements; and (d) capitalization statements, all prepared on a basis consistent with the Borrower's historical financial statements and based upon good faith estimates and assumptions by the Borrower believed to be reasonable at the time made, together with appropriate supporting details and a statement of underlying assumptions.

          "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

          "Rate Option" means the Eurocurrency Rate or the Base Rate, as applicable.

          "Reference Bank" means Citibank or any successor Administrative Agent appointed pursuant to Section 8.07.

          "Refinancing" means the repayment of all outstanding loans and other obligations (and the termination of all commitments) under the Existing Credit Agreement.

          "Register" has the meaning specified in Section 9.07(e).

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of the Board of Governors of the Federal Reserve System relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

          "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

          "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event.

          "Required Lenders" means at any time Lenders having at least 51% of the Aggregate Commitments or, if the Commitments shall have terminated, Lenders holding at least 51% of the sum of (a) the aggregate unpaid principal amount of the Advances plus (b) the aggregate Available Amount of all Letters of Credit (computed, in the case of Advances and Letters of Credit denominated in Alternate Currencies, as the Dollar Equivalent thereof, as determined by the Administrative Agent); provided, however, that if (x) the Aggregate Commitments have not been terminated pursuant to the terms of this Agreement and (y) any Lender shall have failed to fund its Pro Rata Share of any Advance such Lender is obligated to fund under the terms of this Agreement and such failure has not been cured, then, for so long as such failure continues, "Required Lenders" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of an Advance or Letter of Credit has not been so cured) whose Pro Rata Shares represent at least fifty-one percent (51%) of the aggregate Pro Rata Shares of such Lenders.

          "S&P" means Standard and Poor's Ratings Group, a division of The McGraw-Hill Companies, together with its successors and assigns with respect to this Agreement.

          "S&P Rating" means, at any time, the rating issued by S&P and then in effect with respect to the Borrower's senior secured credit facility as evidenced by this Agreement.

          "Screen" means:

          (i) in relation to LIBOR, Reuters Screen LIBOR01, Page: BBA LIBOR (or any successor or substitute page, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for the purposes of providing quotations of interest rates applicable to the relevant Currency in the London interbank market); and

          (ii) in relation to EURIBOR, Reuters Screen LIBOR01, Page: BBA LIBOR (or any successor or substitute page, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for the purposes of providing quotations of interest rates applicable to Euros within the member states of the European Union which are Participating Member States).

          "SEC" means the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

          "Secured Obligations" means (i) all Obligations and (ii) all Hedging Obligations of the Borrower or any Subsidiary Guarantor owing to any Lender or any Affiliate of any Lender.

          "Significant Shareholder" means any Person that:

          (i) on the date hereof possesses, directly or indirectly, and such possession has been publicly disclosed, the power to vote 5% or more of the outstanding shares of common stock of the Borrower,

          (ii) is or hereafter becomes a spouse of or any other relative (by blood, marriage or adoption) of a Person described in clause (i),

          (iii) is or becomes a transferee of the interests of any of the foregoing Person or Persons by descent or by trust or similar arrangement intended as a method of descent, or

          (iv) is (x) an employee benefit or stock ownership plan of the Borrower or (y) a grantor trust established for the funding, directly or indirectly, of the Borrower's employee benefit plans and programs.

          "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Solvent" shall mean, with respect to any person on a particular date, that on such date (i) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probably liability of such person on its debts as they become absolute and matured, (iii) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person's ability to pay as such debts and liabilities mature and (iv) such person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such person's property would constitute an unreasonably small capital. For purposes of the definition of "Solvent" above, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing as such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Standby Letter of Credit" means any Letter of Credit that is not a Trade Letter of Credit.

          "Sterling" means the lawful currency of the United Kingdom.

          "Subordinated Debt" means, (a) any unsecured Indebtedness of the Borrower with terms and conditions at least as favorable to the Lenders as those applicable to the Existing Senior Subordinated Notes and (b) any other unsecured Indebtedness of the Borrower, no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is six
(6) months after the Termination Date; the payment of the principal of and interest on which and other obligations of the Borrower in respect thereof are subordinated to the prior payment in full of the Secured Obligations on terms and conditions at least as favorable to the Lenders as those applicable to the Existing Senior Subordinated Notes.

          "Subordinated Debt Documentation" means the agreements, indentures and other documentation pursuant to which any Subordinated Debt is issued.

          "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or
(c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Subsidiary Guarantors" means (i) the Initial Guarantors and (ii) all additional Material Domestic Subsidiaries of the Borrower which become Subsidiary Guarantors in accordance with Section 6.01(m)(ii).

          "Subsidiary Guaranty Agreement" means that certain Guaranty, substantially in the form of Exhibit H hereto, dated as of the Effective Date, executed by the Initial Guarantors and certain other Subsidiary Guarantors in favor of the Administrative Agent, for the ratable benefit of itself and the other Holders of the Secured Obligations from time to time, unconditionally guaranteeing all of the Secured Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time (including to add additional Subsidiary Guarantors).

          "Target Operating Day" means any day that is not (i) a Saturday or Sunday, (ii) Christmas Day or New Year's Day or (iii) any other day on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (or any successor settlement system) is not scheduled to operate (as determined by the Administrative Agent).

          "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

          "Termination Date" means the earlier of July 30, 2012 and the date of termination in whole of the Commitments pursuant to Section 2.09 or 7.01.

          "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Benefit Plan during a plan year in which the Borrower or such Controlled Group member was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on the Borrower or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign Governmental Authority of proceedings to terminate or appoint a trustee to administer a Benefit Plan or Foreign Pension Plan; (v) any event or condition which could reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) the partial or complete withdrawal of the Borrower or any member of the Controlled Group from a Multiemployer Plan or Foreign Pension Plan or (vii) the termination or reorganization of a Multiemployer Plan.

          "Total Funded Debt" means on any date, with respect to the Borrower and its Subsidiaries on a Consolidated basis, all Indebtedness of the Borrower and its Subsidiaries which by its terms or by the terms of any instrument or agreement relating thereto matures more than six months after the date of incurrence thereof, and any such Indebtedness maturing within six months from the date of incurrence which is directly or indirectly renewable or extendible at the option of such Person to a date more than six months from such date of incurrence (including an option of such Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than six months from such date of incurrence) and all Guarantee Obligations of the Borrower and its Subsidiaries on such date in respect of any such Indebtedness of Persons other than the Borrower and its Subsidiaries.

          "Total Outstandings" means, at any time, without duplication, the sum of (i) the Outstanding Advances, and (ii) the Letter of Credit Outstandings.

          "Trade Letter of Credit" means any Letter of Credit payable at sight that is issued for the benefit of a supplier to the Borrower or any of its Subsidiaries to effect payment to the supplier.

          "Trademark Security Agreement" means that certain Trademark Security Agreement, substantially in the form of Exhibit F hereto, dated as of the Effective Date, executed by each applicable Loan Party and the Administrative Agent for the benefit of the Holders of Secured Obligations, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

          "Transaction" means, collectively, (i) the consummation of the Refinancing, (ii) the entering into of the Loan Documents on the Effective Date and (iii) the payment of all fees and expenses in connection with the foregoing.

          "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

          "Type" has the meaning specified in the definition of "Advance".

          "UCC" means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Benefit Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

          "Unused Commitments" means, at any time, the aggregate amount of the Commitments then unused and outstanding after deducting the Total Outstandings.

          "Voting Stock" means Capital Stock issued by a corporation or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.

          "Wake Forest Consent" means the Consent and Agreement, dated the date hereof, among Wake Forest University, the Borrower and the Administrative Agent.

          "Wake Forest License Agreement" means that certain License Agreement, dated October 6, 1993, between Wake Forest University and Kinetic Concepts, Inc.

          "Wake Forest University" means Wake Forest University Health Sciences, a nonprofit entity controlled by Wake Forest University, an educational institution organized under the laws of the State of North Carolina.

          "Warrant Transaction" means any warrant issued by the Borrower substantially concurrently with, and as part of, a call spread option or similar option transaction of which a Convertible Note Hedge Transaction comprised a part.

          "Wells Fargo Bank" means Wells Fargo Bank, N.A. and its successors and assigns.

          "Withdrawal Liability" has the meaning specified in Part 1 of Subtitle E of Title IV of ERISA.

          "Yen" means the lawful currency of Japan.

          SECTION 1.02. Certain Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.03. Computation of Time Periods. In this Agreement in the computation of periods of time (i) from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and (ii) within a certain number of days, the word "within" means "within and including."

          SECTION 1.04. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

          SECTION 1.05. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

          SECTION 1.06. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 5.01(d) ("GAAP").

                                 ARTICLE II

                      AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01. The Advances. (a) (i) Each Lender severally agrees, and not jointly, on the terms and conditions hereinafter set forth, to make Advances requested by the Borrower hereunder from time to time in Dollars, Euro, Sterling, Canadian Dollars or Yen or any other Eligible Currency that becomes an Agreed Currency pursuant to clause (y) of the definition of "Agreed Currencies" on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Commitment minus such Lender's Pro Rata Share of the Total Outstandings, provided, that the aggregate amount of Advances in Canadian Dollars shall not exceed the Dollar Equivalent of $250,000,000 and the aggregate amount of Advances in Yen shall not exceed the Dollar Equivalent of $250,000,000.

     (b) Anything in this Agreement to the contrary notwithstanding, the Total Outstandings shall (i) not on any Credit Extension Date, on the last day of an Interest Period for any outstanding Borrowing nor before and after giving effect to any proposed Advances exceed the Aggregate Commitment or
(ii) not on the last Business Day of any week exceed 103% of the Aggregate Commitment.

     (c) Each Advance (other than an Advance to reimburse the Issuing Bank or the Administrative Agent for a Letter of Credit Loan) shall be in integral amounts of 1,000,000 with a minimum amount of $5,000,000 (or the Dollar Equivalent if denominated in an Alternate Currency). Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.10(b) and reborrow under this Section 2.01. The Advances made pursuant to this Section 2.01 shall be, at the option of the Borrower selected in accordance with Section 2.05 either Base Rate Advances in Dollars or Eurocurrency Rate Advances in any Agreed Currency. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of the Advances. Each Advance under this Section 2.01 shall consist of Advances made by the Lenders ratably according to their respective Commitments.

          SECTION 2.02. Making of Advances. (a) Each Borrowing shall be made on notice, given not later than (x) 1:00 P.M. (New York City time, or, in the case of a Borrowing in an Alternate Currency, London time) on the third (or, in the case of a Borrowing to be denominated in an Alternate Currency, fourth) Business Day prior to the date of a Eurocurrency Rate Advance Borrowing, and (y) 1:00 P.M. (New York City time) on the day of a Base Rate Advance Borrowing, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier, telex or cable. Each notice of a Borrowing (a "Notice of Borrowing") shall be made in writing, or orally and confirmed immediately in writing, by telecopier, telex or cable, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing (which shall be a Business Day), (ii) Currency and Type of Advance comprising such Borrowing, (iii) aggregate amount of such Borrowing and (iv) in the case of a Borrowing comprised of Eurocurrency Rate Advances, the Interest Period for each such Advance. Each Lender shall (A) before 11:00 A.M. Local Time on the date of such Borrowing (in the case of a Eurocurrency Rate Advance) and (B) before 1:00 P.M. (New York City time) on the date of such Borrowing (in the case of a Base Rate Advance), make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account for the relevant Currency in same day funds, such Lender's ratable portion of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article IV, the Administrative Agent will make such funds available to the Borrower; provided, however, that the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Loans as to which the Borrower has received timely notice made by the Issuing Bank and by any other Lender and outstanding on the date of such Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank and such other Lenders for repayment of such Letter of Credit Loans.

     (b) Anything in paragraph (a) above to the contrary notwithstanding, the Borrower may only select Eurocurrency Rate Advances for a Borrowing if the aggregate amount of such Borrowing is in integral amounts of 1,000,000 with a minimum amount of $5,000,000 (or the Dollar Equivalent if denominated in an Alternate Currency).

     (c) Subject to Sections 2.04(c) and 2.25, each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing by the Borrower which the related Notice of Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the Borrower shall indemnify each relevant Lender against any loss, cost or expense incurred by such Lender as a result of any failure by Borrower to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article IV, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          SECTION 2.03. Interest.

     (a) Ordinary Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender to the Borrower, from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances and Letter of Credit Loans. If such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable on (A) each Payment Date while such Advance is outstanding or (B) in the case of a Letter of Credit Loan, the last day of each month during which such Letter of Credit Loan is outstanding, and in each case, on the date such Advance or Letter of Credit Loan shall be paid in full.

          (ii) Eurocurrency Rate Advances. If such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times to the Eurocurrency Rate, during each Interest Period for such Advance, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, at three-month intervals following the first day of such Interest Period.

     (b) Default Interest. Notwithstanding the foregoing, the Borrower shall pay interest on (x) the unpaid principal amount of each Advance made by each Lender to the Borrower that is not paid when due, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to two percentage points (2%) per annum above the rate per annum required to be paid on such Advance pursuant to said clause (a)(i) or
(a)(ii) and (y) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to two percentage points (2%) per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

          SECTION 2.04. Interest Rate Determinations.

     (a) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.03(a), and the applicable rate, if any, displayed on the relevant Screen or furnished by the Reference Bank, as the case may be, for the purpose of determining the applicable interest rate under Section 2.03(a)(ii).

     (b) If prior to 10:00 A.M. (New York City time) on any date on which an interest rate is to be determined pursuant to (a) the proviso to the definition of clause (a) of "Eurocurrency Base Rate" relating to LIBOR Advances, deposits in the relevant Currency are not being offered by the Reference Bank to prime banks in the London interbank market for the applicable Interest Period or in the applicable amounts or (b) the proviso to the definition of clause (b) of "Eurocurrency Base Rate" relating to EURIBOR Advances, deposits in Euros are not being offered by the Reference Bank to prime banks in the European interbank market for the applicable Interest Period or in the applicable amounts, then, in each case, the Administrative Agent shall so notify the Borrower of such circumstances, whereupon the right of the Borrower to select Eurocurrency Rate Advances in such Currency for any requested Advance or any subsequent Advance shall be suspended until the first date on which the circumstances causing such suspension cease to exist. If the Borrower shall not, in turn, before 1:00 P.M. (New York City time) on such date notify the Administrative Agent that its Notice of Borrowing with respect to such Eurocurrency Rate shall be converted to a Notice of Borrowing for a Eurocurrency Rate Advance in a different Currency or a Base Rate Advance, such Notice of Borrowing shall be deemed to be canceled and of no force or effect, and the Borrower shall not be liable to the Administrative Agent or any Lender with respect thereto except as set forth in Section 2.02(c). In the event of such a suspension, upon the Administrative Agent's determination that the circumstances causing such suspension no longer exist, the Administrative Agent shall notify the Borrower, the Issuing Bank and the Lenders of the end of such suspension and thereafter the Borrower shall be entitled, on the terms and subject to the conditions set forth herein, to borrow Eurocurrency Rate Advances in such Currency.

          SECTION 2.05. Conversion of Advances.

     (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 1:00 P.M. (New York City time) on (x) the third (or the fourth, in the case of Eurocurrency Rate Advances denominated in an Alternate Currency) Business Day prior to the date of the proposed Conversion into Eurocurrency Rate Advances and (y) the first Business Day prior to the date of the proposed Conversion into Base Rate Advances, and, in each case, subject to the provisions of Section 2.16, Convert all or any portion of the Advances of one Type in the same Currency comprising the same Borrowing into Advances of the other Type in the same Currency; provided, however, that any Conversion of Eurocurrency Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances and any Conversion of Base Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b). Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

     (b) Mandatory. If the Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

     (c) No Conversion Post-Default or Post-Event of Default. Notwithstanding anything to the contrary contained in Section 2.05(a) or 2.05(b) no Base Rate Advance may be converted into or continued as a Eurocurrency Rate Advance (except with the consent of the Required Lenders) when any Default or Event of Default has occurred and is continuing.

          SECTION 2.06. Rate Options for Advances; Maximum Interest Periods. The Advances may be Base Rate Advances or Eurocurrency Rate Advances, or a combination thereof, selected by the Borrower in accordance with Sections
2.02 and 2.05. The Borrower may select, in accordance with Sections 2.02 and 2.05, Rate Options and Interest Periods applicable to portions of the Advances; provided, that all Base Rate Advances hereunder shall be denominated in Dollars and provided, further that there shall not be more than ten (10) Eurocurrency Rate Advances in effect at any given time.

          SECTION 2.07. Payments and Computations.

     (a) All payments of principal of and interest on each Advance in a particular Currency shall be made in such Currency.

     (b) (i) Payments of principal of and interest on the Advances and all other amounts whatsoever payable by the Borrower under this Agreement and the other Loan Documents shall be made in immediately available funds, without deduction, setoff or counterclaim, to the Administrative Agent's Account for the relevant Currency, not later than 11:00 A.M. (New York City time) (in the case of amounts payable in Dollars) or 11:00 A.M. Local Time in the location of the Administrative Agent's Account (in the case of amounts payable in an Alternate Currency), on the day when due.

          (ii) The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.08, 2.11 or 2.14) to the Lenders entitled thereto for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

          (iii) Upon its acceptance of an Assumption Agreement or Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(e), from and after the effective date specified in such Assumption Agreement or Assignment and Acceptance, as the case may be, the Administrative Agent shall make all payments hereunder and under the other Loan Documents in respect of the interest assigned or assumed thereby to the Lender assignee thereunder. The parties to each Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (c) All computations of interest based on the Base Rate (other than if the Base Rate is computed on the basis of the Federal Funds Rate), Advances denominated in Sterling and of letter of credit commissions shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate or the Base Rate based on the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days and all computations of commitment fees shall be as specified in Section 2.08(a), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder or under any Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, commitment fee or letter of credit commission, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each relevant Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent, the Issuing Bank or any Lender against the Borrower.

     (f) Anything in Sections 2.03 or 2.10 to the contrary notwithstanding, and without prejudice to Sections 2.03(b) or 7.01(a), if the Borrower shall fail to pay any principal or interest denominated in an Alternate Currency within one Business Day after the due date therefor in the case of principal and three Business Days after the due date therefor in the case of interest (without giving effect to any acceleration of maturity under Article VII), the amount so in default shall automatically be redenominated in Dollars on the day one Business Day after the due date therefor in the case of a principal payment and three Business Days after the due date therefor in the case of an interest payment in an amount equal to the Dollar Equivalent of such principal or interest.

     (g) The Applicable Eurocurrency Margin, Applicable Base Rate Margin and Applicable Commitment Fee Percentage shall be determined on the basis of the then applicable Moody's Rating and applicable S&P Rating of the Borrower, as defined and described in the Pricing Schedule hereto.

          SECTION 2.08. Fees. (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the "Commitment Fee") on the average daily amount of such Lender's Unused Commitment from the Effective Date in the case of each Initial Lender and from the later of the Effective Date and the effective date specified in the Assumption Agreement or Assignment and Acceptance, as the case may be, pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Commitment Fee Percentage in effect from time to time, payable on each Payment Date and on the Termination Date, commencing on the first Payment Date after the date hereof. The Commitment Fee shall be calculated for actual days elapsed on the basis of a 360-day year.

     (b) Administrative Agent's Fees. The Borrower agrees to pay to the Administrative Agent and/or CGMI, as the case may be, and as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

          SECTION 2.09. Voluntary Reduction of Commitments. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $5,000,000 with respect thereto and integral multiples of $1,000,000 in excess of that amount with respect thereto (unless the Aggregate Commitment is reduced in whole), upon at least three (3) Business Days' prior written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the Total Outstandings. All accrued Commitment Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Advances hereunder.

          SECTION 2.10. Repayment. (a) Advances. The Borrower shall repay in full to the Administrative Agent for the ratable account of each Lender on the Termination Date the aggregate principal amount of its respective Advances then outstanding.

     (b) Optional Payments. The Borrower may from time to time and at any time, upon notice to the Administrative Agent, repay or prepay, without penalty or premium, all or any part of outstanding Base Rate Advances in an aggregate minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof. Eurocurrency Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section 2.16, in integral amounts of 1,000,000 with a minimum amount of $5,000,000 (or the Dollar Equivalent if denominated in an Alternate Currency) in excess thereof; provided, that the Borrower may not so prepay Eurocurrency Rate Advances unless it shall have provided at least three (3) Business Days' prior written notice to the Administrative Agent of such prepayment if the Advance subject to such prepayment is denominated in Dollars and four (4) Business Days' prior written notice to the Administrative Agent if the Advance subject to such prepayment is denominated in an Alternate Currency.

     (c) Certain Prepayments.

          (i) If, as of the last Business Day of any week during the period from the Effective Date until the Termination Date, (1) the sum of (x) the aggregate amount of all Advances (for which purpose the amount of any Advance that is denominated in an Alternate Currency shall be deemed to be the Dollar Equivalent thereof) plus (y) the Available Amount of all Letters of Credit (for which purpose the Available Amount of any Letter of Credit denominated in Sterling, Euros or any other Alternate Currency shall be deemed to be the Dollar Equivalent thereof as of the date of determination) exceeds (2) 103% of the then Aggregate Commitments, the Administrative Agent shall use all reasonable efforts to give prompt written notice thereof to the Borrower, specifying the amount to be prepaid under this clause (i), and the Borrower shall, within two Business Days of the date of such notice, prepay the Advances, or cause Advances to be prepaid, in an amount so that after giving effect thereto the aggregate outstanding principal amount of the Advances (determined as aforesaid) plus the Available Amount of all Letters of Credit (determined as aforesaid) does not exceed the Aggregate Commitment; provided that any such payment shall be accompanied by any amounts payable under Section 2.16.

          (ii) In addition, if on the last day of any Interest Period the aggregate outstanding principal amount of the Advances (after giving effect to any Advances being made to repay Advances maturing on that date) plus the Available Amount of all Letters of Credit would exceed 100% of the Aggregate Commitments, the Administrative Agent shall use all reasonable efforts to give prompt written notice thereof to the Borrower, specifying the amount to be prepaid under this clause (ii), and the Borrower shall, within two Business Days of the date of such notice, prepay the Advances, or cause Advances to be prepaid, or reduce the requested Advances in such amounts that after giving effect to such action the aggregate outstanding principal amount of the Advances (after giving effect to any Advances being made to repay Advances maturing on that date) plus the Available Amount of all Letters of Credit does not exceed the Aggregate Commitment; provided that any such payment shall be accompanied by any amounts payable under Section 2.16.

          (iii) The determinations of the Administrative Agent under this
     Section 2.10(c) shall be conclusive and binding on the Borrower in the absence of manifest error.

          SECTION 2.11. Increased Costs; Capital Requirements and Reserves on Eurocurrency Rate Advances.

     (a) Increased Costs Generally. If any Change (other than any change by way of imposition or increase of reserve requirements included in the Eurocurrency Rate Reserve Percentage, in each case as of the date of determination thereof) in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in Section 2.11(c) below);

          (ii) change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.14 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

          (iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Advances made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Advance (or of maintaining its obligation to make any such Advance) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

     (b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or the Applicable Lending Office of such Lender or such Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

     (c) Reserves on Eurocurrency Rate Advances. The Borrower shall pay to each Lender on the last day of each Interest Period so long as such Lender is maintaining reserves against Eurocurrency Liabilities (or so long as such Lender is maintaining reserves against any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender that includes any Eurocurrency Rate Advances) an additional amount (determined by such Lender and notified to the Borrower through the Administrative Agent) equal to the product of the following for each Eurocurrency Rate Advance for each day during such Interest Period:

          (i) the principal amount of such Eurocurrency Rate Advance outstanding on such day; and

          (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurocurrency Rate Advance for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one minus the Eurocurrency Rate Reserve Percentage in effect on such day minus (y) such numerator; and

          (iii) 1/360.

     (d) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in this Section 2.11(a),
(b) or (c) and delivered to the Borrower shall be deemed conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     (e) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.11 shall not constitute a waiver of such Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.11 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

     (f) Survival. The obligations of the Borrower under this Section 2.11 shall survive the repayment of all Obligations and the termination of the Commitments and this Agreement.

          SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any other Governmental Authority asserts that it is unlawful, for any Lender or its Applicable Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances or to fund or maintain Eurocurrency Rate Advances hereunder, (a) each Eurocurrency Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance subject to the requirements of Section 2.16 and (b) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          SECTION 2.13. [Intentionally Omitted]

          SECTION 2.14. Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) Payment of Other Taxes by the Borrower. Without limiting Section 2.14(a), the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be deemed conclusive absent manifest error.

     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), on or prior to the Effective Date, or in the case of a Lender that is an Assuming Lender pursuant to Section
2.23 or an assignee or transferee of an interest under this Agreement pursuant to Section 9.07 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the Effective Date, or in the case of a Foreign Lender that is an Assuming Lender pursuant to Section 2.23 or an assignee or transferee of an interest under this Agreement pursuant to Section 9.07 (unless the respective Foreign Lender was already a Foreign Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Foreign Lender (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), whichever of the following is applicable:

          (i) duly and validly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

          (ii) duly and validly completed copies of Internal Revenue Service Form W-8ECI,

          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate (a "Non-Bank Certificate") to the effect that such Foreign Lender is not (A) a "bank" within the meaning of
     Section 881(c)(3)(A) of the Internal Revenue Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Internal Revenue Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

          (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly and validly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

In addition, each Foreign Lender agrees that from time to time after the Effective Date provided there has not been a Change in Law that makes it unable to do so, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower new duly completed original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Non-Bank Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Loan Document. Notwithstanding anything to the contrary contained in this Section 2.14, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Foreign Lender to the extent that such Lender has not provided to the Borrower United States Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding (or, in the case of a Foreign Lender that has established a reduced rate of withholding, up to such reduced rate) and (y) the Borrower shall not be obligated pursuant to Section 2.14(a) to gross up payments to be made to a Foreign Lender in respect of income or similar taxes imposed by the United States if such Lender has not provided the Borrower the Internal Revenue Service Forms required to be provided the Borrower pursuant to this
Section 2.14(e).

     (f) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.14 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 2.14(f) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

     (g) Form W-9. Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes agrees to provide the Borrower with two accurate and complete signed original copies of Internal Revenue Service Form W-9 (Request for Taxpayer Identification Number and Certification), or any successor form, on or prior to the date hereof (or on the date such Lender becomes a Lender hereunder as provided in Section 9.07), when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate.

     (h) Survival. The obligations of the Borrower under this Section 2.14 shall survive the repayment of all Obligations and the termination of the Commitments and this Agreement.

          SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.11, 2.14, 2.16 or 2.17(b)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The obligations of the Lenders under this Section 2.15 shall survive the repayment of the Obligations and the termination of the Commitments and this Agreement.

          SECTION 2.16. Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any continuation, conversion, payment or prepayment of any Advance other than a Base Rate Advance on a day other than the last day of the Interest Period for such (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise);

     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make an Advance) to prepay, borrow, continue or convert any Advance other than a Base Rate Advance on the date or in the amount notified by the Borrower; or

     (c) any assignment of a Eurocurrency Rate Advance on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Advance or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.16, each Lender shall be deemed to have funded each Eurocurrency Rate Advance made by it at the Eurocurrency Rate for such Advance by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Advance was in fact so funded.

          SECTION 2.17. Mitigation Obligations; Replacement of Lenders.

     (a) Designation of a Different Eurocurrency Lending Office. If any Lender requests compensation under Section 2.11 or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender gives a notice pursuant to Section 2.12, then upon request of the Borrower, such Lender shall use reasonable efforts to designate a different Eurocurrency Lending Office for funding or booking its share hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.11 or 2.14, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2.12, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) Replacement of Lenders. If any Lender requests compensation under
Section 2.11 or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender defaults in its obligation to fund Advances hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee (acceptable to the Administrative Agent and the Issuing Bank) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

          (i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.07; provided, that no such assignment fee shall be payable in the case of an assignment to an Eligible Assignee that is an existing Lender;

          (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any amounts under Section 2.16);

          (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter;

          (iv) such assignment does not conflict with applicable law; and

          (v) no Default or Event of Default has occurred and is continuing.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

          SECTION 2.18. Non-Receipt of Funds by the Administrative Agent. (a) Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of an Advance or (b) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Advance. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.18 shall be conclusive, absent manifest error.

     (b) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          SECTION 2.19. Termination Date. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement, until (A) all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied in cash, (B) all of the Commitments shall have been terminated in accordance with the terms of this Agreement and (C) all of the Letters of Credit shall have expired, been canceled, terminated or cash collateralized or otherwise supported in an amount and in a manner satisfactory to the Administrative Agent and the Issuing Bank, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

          SECTION 2.20. Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Advance to be made by such Lender as provided in the foregoing provisions of this
Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

          SECTION 2.21. Obligations of Lenders Several. The obligations of the Lenders hereunder to make Advances and to make payments pursuant to
Section 9.04(c) are several and not joint. The failure of any Lender to make any Advance or to make any payment under Section 9.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Advances or to make its payment under Section 9.04(c).

          SECTION 2.22. Evidence of Debt.

     (a) Advance Account. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (b) Notes Upon Request. Any Lender may request that the Advances made by it be evidenced by a Note to evidence (whether for purposes of pledge, enforcement or otherwise) such Lender's Advances. In such event, the Borrower shall prepare, execute and promptly deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender. Thereafter, the Advances evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 9.07(b)) be represented by one or more Notes in such form, payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Advances once again be evidenced as described in clause (a) above.

          SECTION 2.23. Increase in the Aggregate Commitments. (a) The Borrower may, at any time but in any event not more than once in any calendar year during the term of this Agreement, by notice to the Administrative Agent, request that the aggregate amount of the Commitments be increased by a minimum amount of $25,000,000 or an integral multiple of $10,000,000 in excess thereof (each a "Commitment Increase"), in each case to be effective as of a date that is at least 30 days but not more than 120 days after such request (the "Increase Date") as specified in the related notice to the Administrative Agent; provided, however, that (i) no Default or Event of Default has occurred and is continuing, (ii) in no event shall the Aggregate Commitment at any time exceed $650,000,000 and (iii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date the applicable conditions set forth in Article IV shall be satisfied and the Borrower shall be fully in compliance with its obligations under the Loan Documents.

     (b) The Administrative Agent shall promptly notify the Lenders of a request by the Borrower for a Commitment Increase, which notice shall include
(i) the proposed amount of the requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date which shall be no later than 15 days after the receipt by the Administrative Agent of notice from the Borrower pursuant to Section 2.23(a) by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (such date, the "Commitment Date"). Each Lender that is willing to participate in such requested Commitment Increase (each an "Increasing Lender") shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its applicable Commitment. If prior to the Commitment Date the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Administrative Agent but in the case of any Increasing Lender not in an amount in excess of the amount agreed to by such Increasing Lender.

     (c) Promptly following the Commitment Date, the Administrative Agent shall notify the Borrower as to the amounts, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount equal to or greater than $5,000,000 (such Eligible Assignee that takes a Commitment on an Increase Date in accordance with this Section 2.23(c) being an "Assuming Lender").

     (d) On each Increase Date, (x) each Assuming Lender that accepts an offer to participate in a requested Commitment Increase in accordance with
Section 2.23(c) shall become a Lender party to this Agreement as of such Increase Date, and (y) the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by the amount agreed to by such Lender (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.23(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:

          (i) certified copies of the resolutions of the Managing Person of the Borrower and all other documents evidencing all corporate action (in form and substance satisfactory to the Administrative Agent) approving the Commitment Increase and the corresponding modifications to this Agreement;

          (ii) an assumption agreement substantially in the form of Exhibit C-2 (an "Assumption Agreement") from each Assuming Lender, if any, duly executed by such Assuming Lender, the Administrative Agent, the Issuing Bank and the Borrower;

          (iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Administrative Agent;

          (iv) such other documents, instruments, and agreements as the Administrative Agent may require, including such amending or supplementing documents duly executed by the Borrower as the Administrative Agent may specify as being desirable to ensure the continued existence of a first priority Lien in favor of the Administrative Agent and Lenders over the Collateral under all applicable laws, including the laws of any relevant jurisdiction;

          (v) any Notes duly executed by the Borrower (if requested by any Lender); and

          (vi) such opinions, confirming the opinions given at the Effective Date hereof pursuant to Section 4.01(g)(x), as the Administrative Agent may specify.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.23(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, at or before 1:00 P.M. (New York City time), by telecopier or telex, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender (if any) on such date. In the event that there are Advances outstanding on any Increase Date, promptly after receipt of such notice from the Administrative Agent, each Increasing Lender and each Assuming Lender shall advance funds such that the aggregate outstanding principal amount of the Advances shall be held by the Lenders pro-rata in accordance with their respective Commitments and the Borrower shall pay any amounts under Section
2.16 resulting from the repayment of Advances to Lenders that are not Assuming Lenders or Increasing Lenders.

          SECTION 2.24. Judgment Currency. This is an international loan transaction in which the specification of Dollars or an Alternative Currency, as the case may be (the "Specified Currency") and any payment in New York City or the country of the Specified Currency, as the case may be (the "Specified Place") is of the essence, and the Specified Currency shall be the currency of account in all events relating to Advances denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement and the Loan Documents, shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Second Currency"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder (an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder or under any Loan Document in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand in the Specified Currency, any difference between the sum originally due to such Entitled Person in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

          SECTION 2.25. Market Disruption; Denomination of Amounts in Dollars; Dollar Equivalent of Reimbursement Obligations.

     (a) Market Disruption. Notwithstanding the satisfaction of all conditions referred to in this Article II with respect to any Advance in any Alternate Currency, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or the Required Lenders make it impracticable for the Eurocurrency Rate Advances comprising such Advance to be denominated in such Alternate Currency, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, and such Eurocurrency Rate Advances shall not be denominated in such currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing, as Base Rate Advances, unless the Borrower notifies the Administrative Agent at least one
(1) Business Day before such date that it elects not to borrow on such date.

     (b) Calculation of Amounts. Except as set forth below, all amounts referenced in this Article II shall be calculated using the Dollar Equivalent in effect as of the date of any determination thereof; provided, however, that to the extent the Borrower shall be obligated hereunder to pay in Dollars any Advance denominated in a currency other than Dollars, such amount shall be paid in Dollars using the Dollar Equivalent of the Advance (calculated based upon the Dollar Equivalent in effect on the date of payment thereof). Notwithstanding anything herein to the contrary, in connection with Obligations payable by the Borrower, the full risk of currency fluctuations shall be borne by the Borrower and the Borrower agrees to indemnify and hold harmless the Issuing Bank, the Administrative Agent and the Lenders from and against any loss resulting from any borrowing denominated in any Alternate Currency that is not repaid to the Lenders on the date of such borrowing.

                                 ARTICLE III

                            THE LETTERS OF CREDIT

          SECTION 3.01. The Letters of Credit.

     (a) The Issuing Bank agrees, on the terms and conditions hereof including the limitation set forth in Section 2.01(b), to issue one or more letters of credit (each, a "Letter of Credit") for the account of the Borrower, or, at the direction of the Borrower, for the account of any of its Subsidiaries, from time to time on any Business Day during the period from the Effective Date until the date 30 days before the Termination Date, provided that the aggregate Available Amount of all Letters of Credit (including the Dollar Equivalent of the Available Amount of any Letters of Credit denominated in Euros, Sterling or any other Alternate Currency) shall not exceed at any time the Letter of Credit Facility. Each Letter of Credit shall be denominated in Dollars, Euros, Sterling or any other Alternate Currency.

     (b) No Letter of Credit shall have an expiration date (including all rights of the Borrower or other account party or the beneficiary thereof to require renewal of, or to have automatically renewed, such Letter of Credit) later than 30 days before the Termination Date.

     (c) Any Standby Letter of Credit may provide that it will be automatically renewed annually unless notice is given (1) by the Borrower to the Issuing Bank not less than five Business Days prior to the date of the automatic renewal of such Standby Letter of Credit, that such Letter of Credit will not be renewed, (2) by the Issuing Bank to the Borrower not less than thirty Business Days prior to the date of the automatic renewal of such Standby Letter of Credit, of its election not to renew such Letter of Credit or (3) by the Administrative Agent at the direction of any Lender at any time during the continuance of any Default or Event of Default; provided, however, that the Issuing Bank shall not give such a notice except (A) at any time during the continuance of any Default or Event of Default or (B) if any automatic renewal would extend a Letter of Credit expiration date to later than 30 days prior to the Termination Date. In either case in which such notice is given pursuant to the preceding sentence, such Letter of Credit will expire on the date it would otherwise have been automatically renewed, provided that the terms of such Letter of Credit may (y) require the Issuing Bank forthwith to give to the named beneficiary of such Letter of Credit notice of any notice given pursuant to the preceding sentence and (z) permit the beneficiary, upon receipt of the notice under clause (y), to draw under such Letter of Credit prior to the date such Letter of Credit would otherwise have been automatically renewed.

     (d) Within the limits of the Letter of Credit Facility, and subject to the terms hereof, the Borrower may request the issuance of Letters of Credit under Section 3.04, repay or prepay before demand any Letter of Credit Loans resulting from drawings thereunder pursuant to Section 3.03 and request the issuance of additional Letters of Credit under Section 3.04.

     (e) Prior to the date hereof, Wells Fargo Bank has issued the Existing Letters of Credit (as listed on Schedule 3.01(e) hereto) under the terms of the Existing Credit Agreement. The Borrower agrees that effective on the Effective Date, each Existing Letter of Credit shall be deemed to be a "Letter of Credit" for all purposes of this Agreement and shall be subject to the provisions hereof (including, without limitation, this Section 3.01 and Section 3.04).

          SECTION 3.02. Letter of Credit Compensation.

     (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commission on such Lender's Pro Rata Share of the average daily aggregate Available Amount of (A) all Standby Letters of Credit outstanding from time to time and (B) all Trade Letters of Credit outstanding from time to time, in each case at the Applicable Eurocurrency Margin in effect from time to time, payable in Dollars (the amount of which commission shall be determined, in the case of the Available Amount of Letters of Credit denominated in Euros, Sterling and any other Alternate Currency, on the basis of the Dollar Equivalent of such amount on the date payable) in arrears quarterly on each Payment Date and on the Termination Date, commencing on the first Payment Date after the date hereof.

     (b) The Borrower agrees to pay to the Issuing Bank, for its own account,
(x) a fronting fee with respect to each Letter of Credit issued by the Issuing Bank, payable quarterly in arrears on each Payment Date during which the Issuing Bank has acted in such capacity, and on the Termination Date (if the Issuing Bank acted in such capacity up to such date), in an amount equal to the product of 0.125% per annum of the average daily Available Amount of such Letter of Credit multiplied by the actual number of days such Letter of Credit was outstanding in such period, divided by 365 or 366, as applicable, which amount shall be payable in Dollars and calculated based on the Dollar Equivalent of any amount otherwise calculated in Euros, Sterling or other Alternate Currency on the date when such amount is payable, and (y) such customary fees and charges in connection with the issuance or administration of each Letter of Credit as may be agreed in writing between the Borrower and the Issuing Bank from time to time.

          SECTION 3.03. Repayment of Letter of Credit Loans. The Borrower shall repay to the Issuing Bank and each other Lender which has made a Letter of Credit Loan (including, without limitation, any Letter of Credit Loan arising out of payment of a Letter of Credit issued for the account of a Person other than the Borrower) the outstanding principal amount of each Letter of Credit Loan made by each of them on demand by the holder thereof (made in writing, or orally and confirmed immediately in writing, by telecopier, telex or cable) and, in any event, on the Termination Date. The Borrower may prepay any Letter of Credit Loan at any time. The Issuing Bank shall give notice to the Borrower of the making of any Letter of Credit Loan by the Issuing Bank and of the sale or assignment of any Letter of Credit Loan by it pursuant to Section 3.04(b), and each Lender shall give notice to the Borrower of any sale or assignment of any Letter of Credit Loan by it, in each case on the date on which such transaction takes place.

          SECTION 3.04. Issuance of Letters of Credit.

     (a) Request for Issuance.

          (i) Each Letter of Credit issued after the date hereof shall be issued upon notice, given not later than 1:00 P.M. (New York City time) on the third Business Day prior to the proposed issuance of such Letter of Credit (or such shorter period of time as may be acceptable to the Issuing Bank), by the Borrower to the Issuing Bank, and to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex, telecopier or cable. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telex, telecopier or cable, confirmed immediately in writing, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, including Currency thereof,
     (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit (each such application and agreement, and each application and agreement executed and delivered in respect of an Existing Letter of Credit, being herein called a "Letter of Credit Agreement") as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit.

          (ii) If the requested form of such Letter of Credit is for the account of any entity permitted under Section 3.01 and is acceptable to the Issuing Bank, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article IV, make such Letter of Credit available to the Borrower at its office referred to in Section
     9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

          (iii) The Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing the issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Lender and the Borrower on the first Business Day of each month a written report summarizing the issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (C) to the Administrative Agent, the Borrower and each Lender on the first Business Day of each fiscal quarter a written report setting forth the average daily aggregate Available Amount during the preceding fiscal quarter of all Letters of Credit, including the Currency of each thereof.

     (b) Drawing and Reimbursement.

          (i) The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Loan.

          (ii) Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each other Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such other Lender, such other Lender's Pro Rata Share of such outstanding Letter of Credit Loan as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Loan to be purchased by such Lender (or, in the case of a Letter of Credit Loan denominated in Sterling, Euro, Canadian Dollars, Yen or other Alternate Currency the Dollar Equivalent thereof on such date). The Borrower hereby agrees to each such sale and assignment.

          (iii) Each Lender's obligations to make such payments to the Administrative Agent for account of the Issuing Bank under this paragraph (b), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Lender to make its payment under this paragraph (b), the financial condition of the Borrower, the existence of any Default or Event of Default, the failure of any of the conditions set forth in
     Article IV to be satisfied, or the termination of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever.

          (iv) Each Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Loan on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time.

          (v) Upon any such assignment by the Issuing Bank to any other Lender of a portion of a Letter of Credit Loan, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Loan, the Loan Documents or any party hereto.

          (vi) If and to the extent that any Lender shall not have so made the amount of such Letter of Credit Loan available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

          (vii) If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Loan made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Loan made by the Issuing Bank shall be reduced by such amount on such Business Day.

     (c) Obligations Absolute. The obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit (and the obligations of each Lender to purchase portions of Letter of Credit Loans pursuant to paragraph
(b) above) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Issuing Bank or any Lender of any draft or the reimbursement by the Borrower thereof):

          (i) any lack of validity or enforceability of this Agreement, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (this Agreement and all of the other foregoing being, collectively, the "L/C Related Documents");

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (iii) the existence of any claim, set off, defense or other right that the Borrower (or any other account party) may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or

          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

          SECTION 3.05. Replacement by the Issuing Bank. In the event that S&P and Moody's shall, after the date that any Person becomes a Lender, downgrade the long term certificate of deposit ratings of such Lender (or its parent entity, if such Lender has no such rating), and the resulting ratings shall be below BBB and Baa2, respectively, or the equivalent, then the Issuing Bank shall in consultation with the Borrower have the right, but not the obligation, at their own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Eligible Assignee, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.07) all the interests, rights and obligations in respect of its Commitment to an Eligible Assignee; provided, however, that (x) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (y) the Issuing Bank or such Eligible Assignee, as the case may be, shall pay to such Lender in same day funds on the date of such assignment the principal of and interest accrued to the date of payment on the Advances made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder including, without limitation, any amounts due under Section 2.16. Upon any such termination or assignment, such Lender shall cease to be a party hereto but shall continue to be obligated under
Section 8.06 and be entitled to the benefits of Section 9.04, as well as to any fees and other amounts accrued for its account under Sections 2.08, 2.11 or 2.14 and not yet paid.

                                 ARTICLE IV

                   CONDITIONS TO EFFECTIVENESS AND LENDING

          SECTION 4.01. Conditions Precedent to Effectiveness. This Agreement shall not become effective and the obligation of the Lenders to make Advances and of the Issuing Bank to issue Letters of Credit hereunder (including the deemed issuance of the Existing Letters of Credit) shall not become effective until the date on which the following conditions precedent have been satisfied (the "Effective Date"):

     (a) No Material Adverse Change. There shall have occurred no Material Adverse Change since December 31, 2006.

     (b) Litigation. There shall exist no pending or, to Borrower's knowledge, threatened, action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) except as set forth in Schedule 4.01(b), could be reasonably likely to have a Material Adverse Effect or purports to affect the legality, validity or enforceability of the Wake Forest License Agreement or (ii) purports to affect the legality, validity or enforceability of this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby.

     (c) Information Memorandum. Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries as they shall have requested.

     (d) Approvals and Consents. All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

     (e) Fees. The Borrower shall have (i) paid the Fees as specified in
Section 2.08 (including the Fees specified in the Fee Letter) and (ii) reimbursed the Administrative Agent for all reasonable fees, costs and expenses of closing presented as of the Effective Date (including the accrued fees and expenses of counsel to the Administrative Agent).

     (f) Officer's Certificate. On the Effective Date, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by an Authorized Officer of each Loan Party, dated the Effective Date, stating that:

          (i) The representations and warranties contained each Loan Document are correct on and as of the Effective Date, and

          (ii) No event has occurred and is continuing that constitutes a Default or Event of Default.

     (g) Deliveries. The Administrative Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender:

          (i) Credit Agreement. The Administrative Agent (or its counsel) shall have received from each party hereto either a counterpart of this Agreement signed on behalf of such party.

          (ii) Notes. Notes payable to the order of the applicable Lender, to the extent requested by such Lender, pursuant to the terms of Section
     2.22 (b).

          (iii) Secretary's Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date, of the secretary or assistant secretary or other analogous counterpart of each Loan Party:

          (A) attaching a true and complete copy of the resolutions of its Managing Person and of all other documents evidencing all necessary corporate, partnership, company or other action (in form and substance satisfactory to the Administrative Agent) taken to authorize the Loan Documents to which it is a party and the transactions contemplated thereby;

          (B)  attaching a true and complete copy of its Organizational
               Documents;

          (C) setting forth the incumbency of its officer or officers (or other analogous counterpart) who may sign the Loan Documents, including therein a signature specimen of such officer or officers (or other analogous counterpart); and

          (D) attaching a certificate of good standing of the secretary of state of the jurisdiction of its formation and of each other jurisdiction in which it is qualified to do business.

          (iv) Subsidiary Guaranty Agreement. The Administrative Agent shall have received counterparts of the Subsidiary Guaranty Agreement signed on behalf of each of the Initial Guarantors.

          (v) Intellectual Property Security Agreements. The Administrative Agent shall have received counterparts of the (i) the Trademark Security Agreement, (ii) the Copyright Security Agreement and (iii) the Patent Security Agreement each of which shall be signed on behalf of each Loan Party that owns trademarks, copyrights and/or patents, as the case may be, all in form and substance satisfactory to Administrative Agent.

          (vi) Pledge and Security Agreement. The Administrative Agent shall have received counterparts of the Pledge and Security Agreement signed on behalf of the Borrower and each Subsidiary Guarantor, together with the following:

          (A) any stock certificates or other instruments representing the Pledged Equity owned by or on behalf of any Loan Party as of the Effective Date;

          (B) any promissory notes and other instruments evidencing the Pledged Debt owed or owing to any Loan Party as of the Effective Date and required to be delivered to the Administrative Agent pursuant to the Pledge and Security Agreement;

          (C) stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates, promissory notes and other instruments;

          (vii) Lien Searches. The Administrative Agent shall have received searches of Uniform Commercial Code filings (or their equivalent) and other filings (including filings with the Patent and Trademark Office) in each jurisdiction where a filing has been or would need to be made in order to perfect or give notice of the Administrative Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens (other than Liens permitted by Section 6.02(b)) exist, or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all security interests and other rights of any Person in any Collateral previously granted.

          (viii) Financing Statements. The Administrative Agent shall have received duly authorized Uniform Commercial Code financing statements or their equivalent, and any amendments thereto, for each appropriate jurisdiction as is necessary, in Administrative Agent's sole discretion, to perfect or give notice of the Administrative Agent's security interest in the Collateral.

          (ix) Wake Forest Documents. The Administrative Agent shall have received (i) an executed copy of the Wake Forest Consent and (ii) a certificate, dated the Effective Date, of an Authorized Officer of the Borrower certifying that attached thereto is a true and correct copy of the Wake Forest License Agreement.

          (x) Legal Opinions. Favorable opinions of each of Cox Smith Matthews Incorporated, counsel to the Loan Parties, and Bryan Cave LLP, New York counsel to the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent and its counsel, dated the date hereof and addressed to Administrative Agent and Lenders.

          (xi) Insurance Policies. Administrative Agent shall have received an insurance certificate in form and substance satisfactory to Administrative Agent with appropriate endorsements naming Administrative Agent as loss payee and additional insured, as appropriate.

          (xii) Refinancing. On the Effective Date, all Indebtedness under the Existing Credit Agreement shall have been repaid in full (other than the Existing Letters of Credit that are incorporated herein as Letters of Credit) and all commitments in respect thereof shall have been terminated and all Liens and guaranties in connection therewith shall have been terminated (and all appropriate releases, termination statements or other instruments of assignment with respect thereto shall have been obtained) to the reasonable satisfaction of the Administrative Agent. The Administrative Agent shall have received satisfactory evidence (including satisfactory pay-off letters, mortgage releases, intellectual property releases and UCC-3 termination statements) that the matters set forth in the immediately preceding sentence have been satisfied as of the Effective Date.

          (xiii) Initial Notice of Borrowing. Duly executed counterparts of a Notice of Borrowing, with respect to the initial Advance.

          (xiv) Other Documents. Such other certificates, documents and agreements as the Administrative Agent or its counsel may reasonably request.

          SECTION 4.02. Conditions Precedent to Each Borrowing. The Lenders shall not be required to make, convert or continue any Advance nor shall the Issuing Bank be required to issue any Letter of Credit, unless on the applicable Credit Extension Date, both before and after giving effect to any such Advance, conversion, continuation or Letter of Credit the following statements shall be true:

     (a) the representations and warranties contained in each Loan Document are true and correct on and as of the date of such Borrowing (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date), before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

     (b) (i) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default or Event of Default; and (ii) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

Each Notice of Borrowing with respect to each Advance and the letter of credit application with respect to each Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions in this
Section 4.02(a) and (b) have been satisfied.

          SECTION 4.03. Determinations Under Section 4.01. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Administrative Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                  ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

          SECTION 5.01. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Administrative Agent, the Issuing Bank and each Lender as follows:

     (a) Corporate Existence and Standing. The Borrower and each of its Subsidiaries is a corporation, partnership, limited liability company or other organization duly incorporated or organized, validly existing and in good standing (to the extent such concept is applicable to such entity) under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted and where the failure to be in good standing or authorized to conduct business would have a Material Adverse Effect.

     (b) Authorization, Validity and Enforceability. The Borrower and each Subsidiary Guarantor has the corporate or other power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower and each Subsidiary Guarantor of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate, partnership or limited liability company proceedings and the Loan Documents to which it is a party constitute legal, valid and binding obligations of such Person enforceable against such Person in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally. The Borrower and each other Loan Party has duly executed and delivered each Loan Document to which it is a party.

     (c) No Conflict; Consent. Neither the execution and delivery by the Borrower and the Subsidiary Guarantors of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's Organizational Documents or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than any Lien permitted by Section 6.02(b)) in, of or on any Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except for any such violation, conflict or default as would not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, or any other third party, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents other than filings required to perfect the security interest granted pursuant to the Collateral Documents.

     (d) Financial Statements. The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2006, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of the Accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2007, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the Financial Officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at March 31, 2007, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied.

     (e) Material Adverse Change. Since December 31, 2006, there has been no change in the business, condition (financial or otherwise), operations, performance or Property of the Borrower and its Subsidiaries taken as a whole, as reflected in the audited annual consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended on such date described in Section 5.01(d), which has had or could reasonably be expected to have a Material Adverse Effect.

     (f) Litigation. There is no pending or, to Borrower's knowledge, threatened, action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) except as set forth in Schedule 4.01(b), could be reasonably likely to have a Material Adverse Effect or purports to affect the legality, validity or enforceability of the Wake Forest License Agreement or
(ii) purports to affect the legality, validity or enforceability of this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby.

     (g) Accuracy of Information. All information (taken as a whole) heretofore or contemporaneously furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other information (taken as a whole with all other such information theretofore or contemporaneously furnished) hereafter furnished by any such Persons to the Administrative Agent or any Lender will be true and correct in all material respects on the date as of which such information is provided or, if dated, and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole with all other such information theretofore or contemporaneously furnished) not misleading at such time in light of the circumstances under which such information was provided. The Projections contained in such materials are based on good faith estimates and assumptions believed by the Borrower to be reasonable and attainable at the time made, it being recognized by the Lenders that such Projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results.

     (h) Solvency. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

     (i) Investment Company Act. Neither the Borrower nor any Subsidiary of the Borrower is, or after giving effect to any Borrowing will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (j) Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

     (k) Environmental Matters. In the ordinary course of its business, the Borrower considers the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that the effect of the Environmental Laws on the business of the Borrower cannot reasonably be expected to result in liability, individually or in the aggregate, having a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to result in liability, individually or in the aggregate, having a Material Adverse Effect.

     (l) ERISA. No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted or could reasonably be expected to result in a liability to the Borrower or its ERISA Affiliates in excess of $5,000,000.

     (m) Withdrawal Liability. Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that it has incurred any Withdrawal Liability, and neither the Borrower nor any of its ERISA Affiliates, to the best of the Borrower's knowledge and belief, is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan, in each case other than any Withdrawal Liability that would not have a Material Adverse Effect.

     (n) Multiemployer Plans. Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, except where such reorganization or termination would not have a Material Adverse Effect.

     (o) Taxes. .........The Borrower and each of its Subsidiaries have filed, have caused to be filed or have been included in all tax returns (federal, state, local and foreign) required to be filed and have paid (or have accrued any taxes shown that are not due with the filing of such returns) all taxes shown thereon to be due, together with applicable interest and penalties, except in any case where the failure to file any such return or pay any such tax is not in any respect material to the Borrower or the Borrower and its Subsidiaries taken as a whole.

     (p) Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property if failure to comply therewith could reasonably be expected to have a Material Adverse Effect.

     (q) Subsidiaries. Schedule 5.01(q) hereto contains an accurate list of all Subsidiaries of the Borrower existing on the Effective Date, setting forth their respective jurisdictions of incorporation and the percentage of their respective Capital Stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

     (r) Ownership of Properties. The Borrower and its Subsidiaries have good title, free of all Liens other than those permitted by Section 6.02(b), to all of the assets reflected in the Borrower's most recent consolidated financial statements provided to the Administrative Agent as owned by the Borrower and the Subsidiaries, except assets sold or otherwise transferred as permitted under Section 6.02(f).

     (s) Benefits. Each of the Borrower and its Subsidiaries will benefit from the financing arrangement established by this Agreement. The Administrative Agent and the Lenders have stated and acknowledge that, but for the agreement by each of the Initial Guarantors to execute and deliver the Subsidiary Guaranty Agreement or any other Subsidiary to execute and deliver any Loan Document to which it is a party, the Administrative Agent and the Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

     (t) Real Property. Neither the Borrower nor any of its Domestic Subsidiaries own a fee interest in any item of real Property with a fair market value in excess of $10,000,000.

                                 ARTICLE VI

                          COVENANTS OF THE BORROWER

          SECTION 6.01. Affirmative Covenants. So long as any Advance or interest thereon shall remain unpaid, any Letter of Credit shall remain outstanding and unpaid, or any Lender shall have any Commitment hereunder, the Borrower will and (except in the case of delivery of financial information, reports and notices in respect of the Borrower) will cause its Subsidiaries to:

     (a) Compliance with Laws, Etc. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (b) Payment of Taxes, Etc. Pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its Property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

     (c) Maintenance of Insurance. Maintain with financially sound and reputable insurance companies insurance on all Property in such amounts, subject to such deductibles and self-insurance retentions, and covering such Properties and risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon reasonable request full information as to the insurance carried. The Borrower shall deliver to the Administrative Agent endorsements (y) to all "All Risk" physical damage insurance policies on all of the Loan Parties' tangible, real and personal property and assets and business interruption insurance policies naming the Administrative Agent loss payee, and (z) to all general liability and other liability policies naming the Administrative Agent an additional insured. In the event the Borrower or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement.

     (d) Preservation of Corporate Existence, Etc. Preserve and maintain its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any merger, consolidation or dissolution permitted under Section 6.02(d) and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the Managing Person of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.

     (e) Visitation Rights. Not more than once per calendar year, unless an Event of Default exists, in which event at any reasonable time and from time to time after reasonable notice to Borrower, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

     (f) Keeping of Books. Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with GAAP in effect from time to time.

     (g) Maintenance of Properties, Etc. Maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     (h) Transactions with Affiliates. Conduct all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     (i) Compliance with Environmental Laws. Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves in accordance with GAAP are being maintained with respect to such circumstances.

     (j) Performance of Obligations. Pay and discharge when due all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, might (i) have a Material Adverse Effect or (ii) become a Lien upon Property of the Borrower or any of its Subsidiaries other than a Lien permitted pursuant to Section 6.02(b), unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted and provided that the Borrower shall give the Administrative Agent prompt notice of any such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     (k) Reporting Requirements. Furnish to the Administrative Agent and the
Lenders:

          (i) Quarterly Reports. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the unaudited Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the previous year, duly certified (subject to normal year-end audit adjustments and the absence of footnotes) by the Financial Officer of the Borrower as having been prepared in accordance with GAAP.

          (ii) Annual Reports. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the corresponding periods of the previous year, in each case accompanied by an opinion acceptable to the Required Lenders by the Accountants, which opinion shall not be qualified as to scope of audit or going concern.

          (iii) Compliance Certificate. Concurrently with any delivery of financial statements under Sections (i) and (ii) above, a certificate of a Financial Officer of the Borrower (a "Compliance Certificate"), substantially in the form of Exhibit I hereto, (A) certifying, among other things set forth therein, as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (B) setting forth reasonably detailed calculations demonstrating compliance with the financial covenants set forth in Section 6.03, (C) stating whether any change in GAAP or in the application thereof has occurred since the date of the financial statements referred to in Sections (i) and (ii) above and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (D) setting forth the fair market value of each piece of real Property owned by any Loan Party with a fair market value in excess of $10,000,000 and (E) setting forth a list of any Intellectual Property owned by a Loan Party for which any or all of the associated research and development has been funded in whole and in part by a Foreign Subsidiary.

          (iv) ERISA Information. If requested by the Administrative Agent, within 180 days after the close of each fiscal year, (A) a statement of the Unfunded Liabilities of each Benefit Plan, certified as correct by an actuary enrolled under ERISA, and (B) such other financial information regarding the Borrower's Plans as the Administrative Agent may reasonably request, certified as prepared in accordance with generally accepted actuarial principles and practices by an actuary enrolled under ERISA, as well as financial information regarding any Foreign Plans, certified as prepared in accordance with locally accepted actuarial principles and practices by a locally qualified actuary;

          (v) Termination Event. As soon as possible and in any event within ten days after the Borrower knows that any Termination Event has occurred, a statement, signed by an Authorized Officer of the Borrower, describing such Termination Event and the action which the Borrower proposes to take with respect thereto;

          (vi) Environmental. As soon as possible and in any event within 15 days after receipt by the Borrower, a copy of (A) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment and (B) any notice alleging any violation of any Environmental Law by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

          (vii) Shareholder Information. Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

          (viii) Public Filings. Promptly upon the filing thereof, copies of all registration statements, current reports and annual, quarterly, or other regular reports which the Borrower files with the Commission, including, without limitation, all reports on Form 10-K, 10-Q and 8-K and all certifications and other filings required by Section 302 and
     Section 906 of the Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations related thereto;

          (ix) Notice of Corporate and other Changes. Simultaneously with the delivery of the financial statements referred to in paragraphs (i) and
     (ii) above, provide written notice, of (A) any change after the Effective Date in the authorized and issued Capital Stock of any Loan Party (other than the Borrower) or any Subsidiary of any Loan Party and
     (B) any Subsidiary created or acquired by any Loan Party or any of its Subsidiaries after the Effective Date and (C) all jurisdictions in which a Loan Party becomes qualified to transact business during the fiscal quarter for which such financial statements relate, such notice, in each case, to identify the applicable capital structures, Subsidiaries or jurisdictions, as applicable; provided, however, that if the occurrence of any of the events described in clause (A) or (B) above would result in the establishment of a Material Domestic Subsidiary, then written notice of such event shall be provided to the Administrative Agent within thirty (30) days of the occurrence of such event. The foregoing notice requirement shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is not expressly permitted by the terms of this Agreement.

          (x) Notices Regarding Wake Forest License Agreement. Provide prompt written notice of, and copies of relevant documents relating to, (A) any material amendment to the Wake Forest License Agreement, (B) any notice from Wake Forest of any default with respect to the Wake Forest License Agreement, (C) any termination notice from Wake Forest with respect to the Wake Forest License Agreement and (D) any litigation or threatened litigation with respect to the Wake Forest License Agreement or any of the patents or other intellectual property related thereto.

          (xi) Other Information. Provide such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

     Notwithstanding anything to the contrary, the Borrower shall be deemed to have complied with the delivery requirements under clauses (i), (ii),
     (viii) and (ix) of this Section 6.01(k) by providing notification (which may be in electronic format) to the Lenders that the required documents are publicly available through the Borrower's web site or other publicly available electronic medium and providing the hyperlink or appropriate other locational information for obtaining such information.

     (l) Use of Proceeds. Use the proceeds of the Advances to (i) finance Acquisitions permitted by this Agreement, (ii) finance the Refinancing, (iii) pay the fees and expenses incurred in connection with the Transaction and
(iv) for working capital and other general corporate purposes of the Borrower and its Subsidiaries.

     (m) Guaranty Documentation.

          (i) On the Effective Date, cause each of the Initial Guarantors and each of its other Domestic Subsidiaries that are Material Subsidiaries to execute and deliver the Subsidiary Guaranty Agreement in order for each such Person to provide an unconditional guaranty of the Secured Obligations.

          (ii) Cause each Person that constitutes a Material Domestic Subsidiary of the Borrower after the Effective Date (whether by virtue of the consummation of an Acquisition, any corporate reorganization or otherwise) to execute and deliver to the Administrative Agent, as promptly as possible, but in any event within thirty (30) days (or such later date as is agreed to by the Administrative Agent) after such qualification, (x) an executed supplement to become a Subsidiary Guarantor under the Subsidiary Guaranty Agreement in the form attached thereto, (y) the Collateral Documents required to be delivered by such Person pursuant to Section 6.01(n) and (z) resolutions, officer's certificates, opinions of counsel and such other authorizing documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent. Following the date upon which any such Subsidiary Guarantor (other than the Initial Guarantors) no longer constitutes a Material Subsidiary, the Administrative Agent shall be authorized to, and shall upon the written request of the Borrower promptly, execute and deliver to the Borrower such documentation as the Borrower may reasonably request in order to release such Subsidiary Guarantor from the Guaranty; provided, however, that if at any time after such release, such Domestic Subsidiary shall constitute again a Material Subsidiary, the Borrower will cause such Domestic Subsidiary to promptly comply with the requirements of this
     Section 6.01(m).

     (n) Collateral Documentation. With respect to any owned Property that is intended to be subject to the Lien created by the Collateral Documents, require each Subsidiary Guarantor to execute such instruments necessary to create a perfected security interest in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case only to Liens permitted by Section 6.02(b) hereof and to the delivery of such documentation following the Effective Date as the Borrower and the Administrative Agent shall agree in writing. Following the date upon which any such Subsidiary Guarantor (other than the initial Guarantors) no longer constitutes a Material Subsidiary and the Administrative Agent shall have received satisfactory evidence thereof, the Administrative Agent shall be authorized to, and shall promptly, execute and deliver to, the Borrower such documentation as the Borrower may reasonably request in order to release such Subsidiary Guarantor from the Collateral Documents; provided, however, that if at any time after such release, such Domestic Subsidiary shall constitute again a Material Subsidiary, the Borrower will cause such Domestic Subsidiary to promptly comply with the requirements of this Section 6.01(n).

          Without limiting the generality of the foregoing, the Borrower will
(i) cause the Applicable Pledge Percentage of the issued and outstanding Capital Stock of each Domestic Subsidiary directly owned by the Borrower or any other Loan Party to be subject at all times to a first priority, perfected security interest in favor of the Administrative Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request and (ii) will, and will cause each Subsidiary Guarantor to, deliver reasonably promptly Mortgages and Mortgage Instruments with respect to each item of real Property owned by the Borrower or such Subsidiary Guarantor with a fair market value in excess of $10,000,000.

          SECTION 6.02. Negative Covenants. So long as any Advance or any interest thereon shall remain unpaid, any Letter of Credit shall remain outstanding and unpaid, or any Lender shall have any Commitment hereunder, the Borrower will not and will not permit its Subsidiaries to, directly or indirectly:

     (a) Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except for Permitted Indebtedness and the existing Indebtedness described on Schedule 6.02(a) hereto so long as (x) no Default or Event of Default shall have occurred and be continuing at the time of the incurrence of such Permitted Indebtedness or would result from the incurrence of such Permitted Indebtedness and (y) after giving effect to the incurrence of such Permitted Indebtedness, on a pro forma basis as if such incurrence of such Permitted Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Borrower shall be in compliance with the financial covenants set forth in Section 6.03.

     (b) Liens, Etc. Create or suffer to exist any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, any right to receive income, other than:

          (i) Permitted Liens;

          (ii) purchase money Liens upon or in any real property or equipment acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition or extensions, renewals or replacements of any of the foregoing, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced;

          (iii) the Liens existing on the Effective Date and described on
     Schedule 6.02(b) hereto;

          (iv) Liens (not otherwise permitted hereunder) which secure Indebtedness not exceeding (as to the Borrower and all Subsidiaries) $60,000,000 in aggregate amount at any time outstanding, provided that no such Lien may encumber any of the Collateral;

          (v) the replacement, extension or renewal of any Lien permitted by clause (iii) or (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby;

          (vi) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (vii) Liens on the property or assets (including proceeds thereof) of a Person which becomes a Subsidiary after the date hereof securing Indebtedness permitted by Section 6.02(a), provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such Person after the time such Person becomes a Subsidiary, and (iii) the principal amount of Indebtedness secured thereby is not increased;

          (viii) Liens created pursuant to the Collateral Documents;

          (ix) any interest or title of a lessor under any Financing Lease, provided that such Liens do not extend to any property or assets which are not leased property subject to such Financing Lease;

          (x) any Lien resulting from any transaction permitted under Section 6.02(j);

          (xi) Liens securing Indebtedness under any Hedging Arrangement, in each case entered into with a Person that was at the time of entering into such Hedging Arrangement, a Lender or an Affiliate of a Lender and such Indebtedness is otherwise permitted hereunder;

          (xii) Liens on assets of a Subsidiary in favor of the Borrower or a Subsidiary Guarantor;

          (xiii) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary;

          (xiv) Liens arising out of judgments or awards not resulting in an Event of Default, provided that, the Borrower or such Subsidiary, as applicable, shall in good faith be prosecuting an appeal or proceedings for review;

          (xv) Liens on any escrow account wherein funds or other assets have been deposited to redeem the Existing Senior Subordinated Notes;

          (xvi) Liens on assets of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted by Section 6.02(a);

          (xvii) exceptions to title set forth in the title policy corresponding to any Mortgages; and

          (xviii) restrictions on transfers of securities imposed by applicable securities laws.

     (c) [Intentionally Omitted]

     (d) Limitation on Fundamental Changes. Without limiting the provisions of Section 6.02(g), dissolve, windup or merge or consolidate with or into any other Person, except that:

          (i) any Subsidiary may merge or consolidate with the Borrower (provided, that the Borrower shall be the surviving corporation) or with one or more other Subsidiaries (provided, that in the case of any such merger or consolidation involving any Subsidiary Guarantor, the surviving entity shall be a Subsidiary Guarantor);

          (ii) the Borrower may merge or consolidate with any other entity; provided, that the Borrower shall be the surviving corporation and that after giving effect thereto no Default or Event of Default shall exist and be continuing and provided, further, that upon the request of the Administrative Agent, the Borrower shall deliver favorable legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

          (iii) any Subsidiary may sell or transfer its property, business or assets in a transaction permitted by Section 6.02(f); and

          (iv) any Subsidiary other than a Loan Party may be dissolved if the Managing Person of such Subsidiary shall determine in good faith that the preservation of such Subsidiary is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries, taken as a whole.

     (e) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by GAAP.

     (f) Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

          (i) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

          (ii) the sale or lease of inventory in the ordinary course of business;

          (iii) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

          (iv) dispositions resulting from any Casualty Event;

          (v) as permitted by Section 6.02(d) or in the nature of Investments permitted by Section 6.02(g) in respect of joint ventures;

          (vi) asset sales in connection with transactions permitted under
     Section 6.02(j);

          (vii) the lease of real property in the ordinary course of business and consistent with past practice; and

          (viii) sales of assets for fair market value by the Borrower and its Subsidiaries not otherwise permitted under this Section, provided that the aggregate proceeds of such sales of assets do not exceed ten percent (10%) of the of the Borrower's Consolidated Assets as of the end of the fiscal year immediately preceding any such asset sale consummated after the Effective Date.

     (g) Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any other Person (an "Investment"), except:

          (i) extensions of trade credit in the ordinary course of business;

          (ii) Cash Equivalent Investments;

          (iii) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses; provided that such loans and advances are in compliance with applicable laws;

          (iv) (A) Investments by the Borrower in any Subsidiary Guarantor and by any Subsidiary Guarantor in the Borrower or in any other Subsidiary Guarantor, (B) Investments by Subsidiaries that are not Subsidiary Guarantors in the Borrower and in any Subsidiary Guarantor,
     (C) Investments by the Borrower or the Subsidiary Guarantors in Subsidiaries that are not Guarantors, including Investments permitted under clause (i) of the definition of "Permitted Indebtedness", in an aggregate amount not to exceed $75,000,000 from and after Effective Date and (D) Investments by any Subsidiary that is not a Subsidiary Guarantor in any Subsidiaries that are not Subsidiary Guarantors including, without limitation, Investments permitted under clause (j)(iii) of the definition of "Permitted Indebtedness"; provided, that the conversion of any Indebtedness owed to the Borrower or any Subsidiary Guarantor by any Subsidiary into equity of such Subsidiary shall not constitute an additional Investment in such Subsidiary by the Borrower or such Subsidiary Guarantor for purposes of the limitation contained in the immediately preceding clause (C);

          (v) Hedging Arrangements;

          (vi) loans by the Borrower or its Subsidiaries to their employees in connection with management incentive plans;

          (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (viii) Investments made by the Borrower or any of its Subsidiaries as a result of consideration received in connection with a sale of assets permitted under Section 6.02(f);

          (ix) Acquisitions; provided that after giving effect to any Acquisition, the Advance Availability will be at least $50,000,000;

          (x) the existing Investments described in Schedule 6.02(g).

          (xi) Convertible Note Hedge Transactions in connection with the issuance of convertible Indebtedness permitted hereunder; and

          (xii) other Investments (not otherwise permitted hereunder) in an aggregate amount not to exceed $100,000,000 at any one time outstanding.

     (h) Limitation on Optional Payments of Subordinated Debt. Make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of any Subordinated Debt (other than in connection with any refinancing thereof) except:

          (i) the redemption or repurchase of the Existing Senior
     Subordinated Notes; and

          (ii) the redemption or repurchase of additional Subordinated Debt (other than the Existing Senior Subordinated Notes) if, after giving effect to such redemption or repurchase, on a pro forma basis as if such repurchase or redemption had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Leverage Ratio shall be less than or equal to 3.00 to 1.00; provided, that if the Leverage Ratio, determined on a pro forma basis as if such redemption or repurchase had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter, shall exceed 3.00 to 1.00 (for purposes of this clause (ii), such event, an "Excess Leverage Ratio Event"), the aggregate amount of such redemption or repurchase from and after the occurrence of such Excess Leverage Ratio Event shall not exceed $100,000,000 plus the amount of proceeds received by the Borrower from the issuance of any Capital Stock and applied to redeem or repurchase such Subordinated Debt until such time as the Leverage Ratio has been restored to less than or equal to 3.00 to 1.00.

     (i) Limitation on Transactions with Affiliates. Except for (i) transactions permitted under Sections 6.02(a), 6.02(b), 6.02(d), 6.02(f), 6.02(g) and 6.02(h), (ii) the payment of customary directors' fees, indemnification and reimbursement of expenses to directors and customary indemnification and reimbursement of expenses to officers and (ii) the issuance of stock and stock options pursuant to the Borrower's stock option plans and stock purchase plans, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (A) otherwise permitted under this Agreement and (B) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate. Notwithstanding the foregoing, the Borrower and its Subsidiaries shall be permitted to undertake the Transaction as contemplated herein.

     (j) Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of Property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of the Borrower or such Subsidiary, except for any sale and leaseback as to which the sale is permitted pursuant to Section 6.02(f)(viii).

     (k) Limitation on Negative Pledge Clauses. Subject to Section 6.02(v), enter into with any Person any financing agreement, other than purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired to secure the obligations of the Borrower and its Subsidiaries under the Loan Documents or the obligations of the Borrower and its Subsidiaries under any other document relating to any refinancing, refunding, renewal or extension of this Agreement or any amendment, restatement or other modification of any of the Loan Documents; provided further notwithstanding the foregoing, but subject to Section 6.02(v), a negative pledge shall be permitted with respect to assets not encumbered by the Liens of the Administrative Agent in connection with the incurrence of other Indebtedness.

     (l) Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31 in any calendar year.

     (m) Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses which are in the same, similar or reasonably related or complementary businesses as the businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are directly related thereto (including, without limitation, ownership of interests in trusts which own certain aircraft).

     (n) Limitation on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (ii) make loans or advances to the Borrower or any other Subsidiary of the Borrower or (iii) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower; except for (A) in the case of clause (i) above, Liens on the Capital Stock of Subsidiaries permitted hereunder, (B) such encumbrances or restrictions existing under or by reason of any restrictions existing under the Loan Documents or the Existing Senior Subordinated Note Indenture and any other notes, agreements, guaranties and documents executed and delivered in connection with the foregoing, (C) restrictions in Indebtedness incurred by Foreign Subsidiaries permitted to be incurred hereunder, which shall be applicable only to such Foreign Subsidiary and its Subsidiaries, and (D) in the case of clause (iii) above, customary provisions in leases, sales agreements, joint venture agreements and other contracts restricting the assignment thereof.

     (o) Chief Executive Office. Move its chief executive office and the office at which it maintains its records relating to the transactions contemplated by this Agreement and the Collateral Documents or change its state of organization unless (i) not less than 45 days' prior written notice of its intention to do so, clearly describing the new location or state, shall have been given to the Administrative Agent and each Lender and (ii) such action, reasonably satisfactory to the Administrative Agent and each Lender to maintain any security interest in the property subject to the Collateral Documents at all times fully perfected and in full force and effect shall have been taken.

     (p) Limitations on Activities of Special Purpose Subsidiaries. Permit KCI International or KCII to amend the provisions of KCI International's certificate of incorporation or KCII's operating agreement that restrict the ability of KCI International and KCII to incur Indebtedness, Guarantee Obligations or Liens, conduct any business other than holding Capital Stock of Subsidiaries of the Borrower or merging or consolidating with any other Person unless the governing documents of the survivor of such merger or consolidation contain similar restrictions.

     (q) Hedging Obligations. The Borrower will not, nor will it permit any Subsidiary to, enter into any Hedging Arrangement other than:

          (i) Hedging Arrangements entered into by the Borrower or any such Subsidiary pursuant to which the Borrower or such Subsidiary has hedged its reasonably estimated interest rate, foreign currency or commodity exposure and which are non-speculative in nature; and

          (ii) Convertible Note Hedge Transactions to the extent permitted hereunder.

     (r) Margin Regulations. Use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

     (s) Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary; except

          (i) the payment of dividends on any Capital Stock of the Borrower, if, after giving effect to such payment, on a pro forma basis as if such payment had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Leverage Ratio shall be less than or equal to 3.00 to 1.00;

          (ii) the payment of interest on, the repurchase or redemption of (whether in connection with a transaction of the type described in Section 6.02(d), a delisting of the Borrower's Capital Stock, any similar event or otherwise), or the payment of cash or delivery of Capital Stock of the Borrower upon conversion of, in each case, convertible Indebtedness issued by the Borrower;

          (iii) the repurchase of issued and outstanding Capital Stock of the Borrower if, after giving effect to such payment, on a pro forma basis as if such payment had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Leverage Ratio shall be less than or equal to 3.00 to 1.00; provided, that if the Leverage Ratio, determined on a pro forma basis as if such payment had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter, shall exceed 3.00 to 1.00 (for purposes of this clause (iii), such event, an "Excess Leverage Ratio Event"), the Borrower shall be permitted to repurchase its Capital Stock in an aggregate purchase price amount for all such repurchases from and after the occurrence of such Excess Leverage Ratio Event not to exceed $300,000,000 until such time as the Leverage Ratio has been restored to less than or equal to 3.00 to 1.00; and

          (iv) any delivery or payment in connection with, or as part of, the termination or settlement of a Warrant Transaction.

     (t) Wake Forest License Agreement. Amend or agree to amend the Wake Forest License Agreement in any manner which would be adverse, taken as a whole, to the interest of the Lenders.

     (u) Sublicensing of Wake Forest License Agreement. Enter into any agreement or instrument, nor permit any of its Subsidiaries to do so, pursuant to which any of the rights granted under the Wake Forest License Agreement is assigned, sublicensed or transferred to any Person, except that Borrower or its Subsidiaries may enter into such agreements or instruments with any of their wholly owned Subsidiaries in connection with the transaction permitted under Section 6.04 if copies of such agreements or instruments shall have been delivered to the Administrative Agent.

     (v) Negative Pledge. Enter into any agreement or instrument, nor permit any of its Subsidiaries to do so, pursuant to which it or such Subsidiary creates, incurs or suffers to exist a Lien upon (i) any of its rights or interest in, to or under the Wake Forest License Agreement, including any sublicense agreement thereof or (ii) any Capital Stock of any Subsidiary of the Borrower that has rights to or interests in, to or under the Wake Forest License Agreement, including pursuant to any sublicense agreement, except any Lien in favor of the Administrative Agent for the benefit of the Lenders.

          SECTION 6.03. Financial Covenants. So long as any Advance or interest thereon shall remain unpaid or any Lender shall have any Commitment hereunder or any Letter of Credit remains outstanding and unpaid, the Borrower will not:

     (a) Leverage Ratio. Permit its Leverage Ratio, calculated on a Consolidated basis for the Borrower and its Subsidiaries, to be greater than
4.00 to 1.00 on the last day of any fiscal quarter.

     (b) Interest Coverage Ratio. Permit its Interest Coverage Ratio, calculated on a Consolidated basis for the Borrower and its Subsidiaries, to be less than 2.50 to 1.00 on the last day of any fiscal quarter.

          SECTION 6.04. Offshore Transaction. Notwithstanding anything contained in this Agreement to the contrary, Administrative Agent and Lenders consent to the following proposed restructuring (the "Irish Restructuring"), with such non-material modifications thereto as Borrower may reasonably deem advisable:

     (a) As part of the Irish Restructuring, Borrower will first undertake certain steps to simplify its existing corporate structure. Specifically, European Medical Distributors LP ("EMD"), International Medical Distributors LP ("IMD"), both limited partnerships under the laws of the Cayman Islands, will be contributed to an indirect wholly-owned Subsidiary of the Borrower which shall be a newly-formed Irish entity resident in the Cayman Islands ("Newco"). After such contribution, EMD, IMD and KCI VOF International, a general partnership created under the laws of the Cayman Islands and wholly-owned by EMD and IMD, will cease to exist by operation of law. As a result, all the assets and liabilities of EMD, IMD and KCI VOF International will be owned by Newco.

     (b) Thereafter, the Restructuring will continue with the movement of KCI USA, Inc.'s manufacturing operations from the United States to Ireland and a centralization of certain intellectual property rights in Newco. To implement this portion of the Restructuring, Newco has formed, or will form, two new entities, Medical Holdings Limited, a company created, or to be created, under the laws of Malta, and KCI Medical Holdings Unlimited, a company created, or to be created, under the laws of the Cayman Islands, the ownership interest of which entities will be wholly-owned by Newco. These two entities together have formed, or will form, KCI Manufacturing, a company created, or to be created, under the laws of Ireland. KCI Licensing Inc. will license and sublicense, as appropriate, to Newco certain of its intellectual property relating to Borrower and its Subsidiaries' VAC product line. Newco will then sublicense the intellectual property to Medical Holdings Limited, who in turn will sublicense the intellectual property to KCI Manufacturing so that KCI Manufacturing can use the intellectual property in its manufacture of VAC products. KCI Manufacturing will manufacture VAC products, and will sell those products to various distribution entities that are or will be Subsidiaries of Borrower. Newco will subsequently conduct or fund all research and development activities formerly conducted by Borrower (or its U.S. Subsidiaries).

                                 ARTICLE VII
                              EVENTS OF DEFAULT

          SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

     (a) Payment. The Borrower shall fail to pay any principal of any Advance or Letter of Credit Loan when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any other Loan Document within three (3) Business Days after the same becomes due and payable; or

     (b) Breach of Warranty. Any representation or warranty made by any Loan Party herein or in any other Loan Document shall prove to have been incorrect in any material respect when made; or

     (c) Breach of Certain Provisions. (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 6.02 or
Section 6.03 hereof or (ii) the Borrower or any other Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

     (d) Default in Other Agreements. The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness that is outstanding in a principal or notional amount of at least $50,000,000 in the aggregate (but excluding Indebtedness outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

     (e) Bankruptcy; Appointment of Receiver; Etc. The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any action to authorize any of the actions set forth above in this Section 7.01(e); or

     (f) Judgments. Judgments or orders for the payment of money in excess of $50,000,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 7.01(f) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and
(ii) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

     (g) Change of Control. A Change of Control shall occur; or

     (h) ERISA. The Borrower or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur liability in excess of $50,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; or

     (i) Collateral. (i) Any Collateral Documents shall for any reason fail to create a valid security interest, subject only to the liens permitted by
Section 6.02(b), in any Collateral purported to be covered thereby or (ii) the Administrative Agent shall fail to have a valid and perfected first priority security interest, subject only to the liens permitted by Section 6.02(b), in the Collateral with respect to which steps have been taken or are required to be taken under the Transaction Documents to perfect such security interest, which failure is not remedied within ten (10) days after the earlier of (x) the date on which any Authorized Officer has actual knowledge thereof and (y) the receipt by Borrower of written notice from the Administrative Agent or the Required Lenders; or

     (j) Enforceability. Any Loan Document shall fail to remain in full force or effect against any Loan Party or any action shall be taken or shall fail to be taken to discontinue or to assert the invalidity or unenforceability of, or which results in the discontinuation or invalidity or unenforceability of, any Loan Document;

     (k) Termination of Wake Forest License Agreement. The Wake Forest License Agreement shall be terminated or fail to remain in full force or effect.

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the express consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the express consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that if an Event of Default under Section 7.01(e) above shall have occurred, (A) the obligation of each Lender to make Advances and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, or any notice of any kind, all of which are hereby expressly waived by the Borrower.

          SECTION 7.02. Actions in Respect of the Letters of Credit Upon Event of Default; L/C Cash Collateral Account; Investing of Amounts in the L/C Cash Collateral Account; Release.

     (a) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 7.01, the Administrative Agent may, and at the request of the Required Lenders shall, irrespective of whether it is taking any of the actions described in Section
7.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lenders in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding in the Currency of such Letters of Credit provided, that if an Event of Default under Section 7.01(e) shall have occurred the obligation of the Borrower to make such deposit shall be automatic without the need for such demand by the Administrative Agent. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any equal or prior right or claim of any Person other than the Administrative Agent and the Lenders pursuant to this Agreement or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (1) such aggregate Available Amount over (2) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such equal or prior right and claim.

     (b) The Borrower hereby authorizes the Administrative Agent to open at any time upon the occurrence and during the continuance of an Event of Default a non interest bearing account with the Administrative Agent at its address designated in Section 9.02 in the name of the Borrower but in connection with which the Administrative Agent shall be the sole entitlement holder or customer (the "L/C Cash Collateral Account"), and hereby pledges and assigns and grants to the Administrative Agent on behalf of the Lenders a security interest in the following collateral (the "L/C Cash Collateral Account Collateral"):

          (i) the L/C Cash Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the investment of funds held therein,

          (ii) all L/C Cash Collateral Account Investments from time to time, and all certificates and instruments, if any, from time to time representing or evidencing the L/C Cash Collateral Account Investments,

          (iii) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Administrative Agent for or on behalf of the Borrower in substitution for or in addition to any or all of the then existing L/C Cash Collateral Account Collateral,

          (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing L/C Cash Collateral Account Collateral, and

          (v) all proceeds of any and all of the foregoing L/C Cash Collateral Account Collateral.

     (c) If requested by the Borrower, the Administrative Agent will, subject to the provisions of clause (e) below, from time to time (i) invest amounts on deposit in the L/C Cash Collateral Account in such notes, certificates of deposit and other debt instruments as the Borrower may select and the Administrative Agent may approve and (ii) invest interest paid on the notes, certificates of deposit and other instruments referred to in clause (i) above, and reinvest other proceeds of any such notes, certificates of deposit and other instruments which may mature or be sold, in each case in such notes, certificates of deposit and other debt instruments as the Borrower may select and the Administrative Agent may approve (the notes, certificates of deposit and other instruments referred to in clauses (i) and (ii) above being collectively "L/C Cash Collateral Account Investments"). Interest and proceeds that are not invested or reinvested in L/C Cash Collateral Account Investments as provided above shall be deposited and held in the L/C Cash Collateral Account.

     (d) Upon such time as (i) the aggregate Available Amount of all Letters of Credit is reduced to zero and such Letters of Credit are expired or terminated by their terms and all amounts payable in respect thereof, including but not limited to principal, interest, commissions, fees and expenses, have been paid in full in cash, and (ii) no Event of Default has occurred and is continuing under this Agreement, the Administrative Agent will pay and release to the Borrower or at its order (a) accrued interest due and payable on the L/C Cash Collateral Account Investments and in the L/C Cash Collateral Account, and (b) the balance remaining in the L/C Cash Collateral Account after the application, if any, by the Administrative Agent of funds in the L/C Cash Collateral Account to the payment of amounts described in clause (i) of this paragraph (d).

     (e) (i) The Administrative Agent may, without notice to the Borrower except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the L/C Cash Collateral Account against the obligations of the Borrower in respect of Letters of Credit (collectively, the "L/C Cash Collateral Account Obligations") or any part thereof. The Administrative Agent agrees to notify the Borrower promptly after any such set off and application, provided that the failure of the Administrative Agent to give such notice shall not affect the validity of such set off and application.

          (ii) The Administrative Agent may also exercise in respect of the L/C Cash Collateral Account Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC in effect in the State of New York at that time (the "NYUCC") (whether or not the NYUCC applies to the affected L/C Cash Collateral Account Collateral), and may also, without notice except as specified below, sell the L/C Cash Collateral Account Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of L/C Cash Collateral Account Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (iii) Any cash held by the Administrative Agent as L/C Cash Collateral Account Collateral and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the L/C Cash Collateral Account Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter be applied in whole or in part by the Administrative Agent against, all or any part of the L/C Cash Collateral Account Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the L/C Cash Collateral Account Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

     (f) Upon the permanent reduction from time to time of the aggregate Available Amount of all Letters of Credit in accordance with the terms thereof, the Administrative Agent shall release to the Borrower amounts from the L/C Cash Collateral Account in an amount equal to each such permanent reduction; provided that the Administrative Agent shall not be obligated to reduce the funds or other L/C Cash Collateral Account Collateral then held in the L/C Cash Collateral Account below that level that the Administrative Agent reasonably determines is required to be maintained after taking into consideration any rights or claims of any Persons other than the Administrative Agent.

     (g) In furtherance of the grant of the pledge and security interest pursuant to this Section 7.02, the Borrower hereby agrees with each Lender, the Issuing Bank and the Administrative Agent that the Borrower shall give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interests.

                                ARTICLE VIII

                                  THE AGENT

          SECTION 8.01. Appointment and Authority. Each of the Lenders hereby irrevocably appoints Citibank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

          SECTION 8.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

          SECTION 8.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

          The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary or as the Administrative Agent shall believe in good faith shall be necessary) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower or a Lender.

          The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith,
(iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          SECTION 8.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          SECTION 8.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          SECTION 8.06. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower, without affecting the Borrower's obligation to do so), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent (in its capacity as such) under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.06 applies whether any such investigation, litigation or proceeding is brought by the Administrative Agent, any Lender any other Loan Party or a third party. The agreements in this Section 8.06 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

          SECTION 8.07. Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for in this Section 8.07. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided in this Section 8.07). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

          SECTION 8.08. Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

          SECTION 8.09. No Duties Imposed Upon Syndication Agents, Book Runners or Arrangers. No Person identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent", "Lead Arranger" or "Book Runner" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, if such Person is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, no Person identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent", "Lead Arranger" or "Book Runner" shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the agreement set forth in Section 8.08, each of the Lenders acknowledges that it has not relied, and will not rely, on any Person so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                 ARTICLE IX

                                MISCELLANEOUS

          SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 4.01, (b) increase or extend the Commitment of any Lender or the Aggregate Commitment other than pursuant to Section 2.23, (c) reduce the principal of, or interest (or rate of interest) on, any Advance or any Fee or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, any Advance or any Fee or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) other than pursuant to a transaction permitted by the terms of this Agreement, release any Subsidiary Guarantor from its obligations under the Guarantees or release any material portion of the Collateral, (g) amend this Section 9.01; and provided further that no amendment, waiver or consent
(i) relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent and (ii) relating to the Issuing Bank shall be effective without the written consent of the Issuing Bank in each case in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or the Issuing Bank, as the case may be under this Agreement or any Loan Document, (h) amend the definition of "Agreed Currencies". The Administrative Agent may waive the payment of the fee required under Section 9.07(b)(iv) without obtaining the consent of any of the Lenders, and (i) amend or waive any provision providing for the pro rata nature of disbursements by or payments to the Lenders.

          SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered or (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), if to the Borrower at its address at 8023 Vantage Drive, San Antonio, Texas 78230-4726, Attention: CFO, Telephone: (210) 524-9000, Telecopy: (210)
255-6998; with a copy to 8023 Vantage Drive, San Antonio, Texas 78230-4726,
Attention: Treasurer, Telephone: (210) 524-9000, Telecopy: (210) 255-6998; with a copy to 8023 Vantage Drive, San Antonio, Texas 78230-4726, Attention:
General Counsel, Telephone: (210) 255-6331, Telecopy: (210) 255-6993; and with an additional copy to Cox Smith Matthews Incorporated, 112 E, Pecan Street, Suite 1800, San Antonio, Texas 78205, Attention: James M. McDonough,
Telephone: (210) 554-5500, Telecopy: (210) 22608395; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on
Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at Two Penns Way, Suite 200, New Castle, Delaware 19720,
Attention: Bank Loan Operations Valerie Burrows, Facsimile Number (212) 994-0261, Telephone Number (302) 894-6082, or, for purposes of Communications, as defined below, oploanswebadmin@citigroup.com or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent, provided that materials required to be delivered by the Borrower pursuant to Section 6.01(k)(i), (k)(ii), (k)(iii), (a)(vii) or (a)(viii) shall be delivered to the Administrative Agent as specified in Section 9.02(b) or as otherwise specified to the Borrower by the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or e-mailed, or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by e-mail or confirmed by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of the Loan Documents or of any Exhibit thereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

     (b) Electronic Communications.

          (i) Delivery of Communications by the Borrower. The Borrower agrees that, unless otherwise requested by the Administrative Agent, it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and the other Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a Conversion of an existing, Borrowing (including any election of an interest rate or Interest Period relating thereto),
     (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement, (D) is required to be delivered to satisfy any condition precedent in Article IV relating to the effectiveness of this Agreement and/or any Borrowing or
     (E) initiates or responds to legal process (all such non excluded information being referred to herein collectively as the "Communications"), by transmitting the Communications in an electronic/soft medium (provided such Communications contain any required signatures) in a format acceptable to the Administrative Agent to the email address specified in Section 9.02(a) or such other e-mail address designated by the Administrative Agent from time to time.

          (ii) Use of Web Platforms. Each party hereto agrees that the Administrative Agent may make the Communications available to the Lenders and the Issuing Bank by posting the Communications on IntraLinks or another similar website, if any, to which each Lender and the Administrative Agent have access (the "Platform"). Nothing in this
     Section 9.02 shall prejudice the right of the Administrative Agent to make the Communications available to the Lenders and the Issuing Bank in any other manner specified in this Agreement.

          (iii) E-mail Notification to Lenders. Each Lender and the Issuing Bank agrees that e-mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in the next paragraph) specifying that Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Lender or the Issuing Bank for purposes of this Agreement. Each Lender and the Issuing Bank agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time to ensure that the Administrative Agent has on record an effective e-mail address for such Lender or the Issuing Bank, as the case may be, to which the foregoing notice may be sent by electronic transmission, and (B) that the foregoing notice may be sent to such e-mail address.

          (iv) Presumption as to Delivery of E-Mail. Each party agrees that any electronic communication referred to in this Section 9.02 shall be deemed delivered and received upon the posting of a record of such communication as "received" in the e-mail system of the recipient; provided that if such communication is not so received during normal business hours, such communication shall be deemed delivered and received at the opening of business on the next Business Day.

          (v) Waiver of Responsibility. Each party acknowledges that (A) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (B) the Communications and the Platform are provided "as is" and "as available," (C) none of the Administrative Agent, its affiliates nor any of their respective officers, directors, employees, agents, advisors or representatives (collectively, the "Citigroup Parties") warrants the adequacy, accuracy or completeness of the Communications or the Platform, and each Citigroup Party expressly disclaims liability for errors or omissions in any Communications or the Platform, and (D) no warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non infringement of third party rights or freedom from viruses or other code defects, is made by any Citigroup Party in connection with any Communications or the Platform.

          (vi) Limitation on use of Platform. Notwithstanding the foregoing, if the Borrower has any reason to believe that either the confidentiality of the Platform, the confidentiality of electronic transmissions to the Administrative Agent, or the integrity of Communications posted on the Platform has, may have or may in the future be compromised, then the Borrower may upon notice to the Administrative Agent delivered in any manner permitted under this Agreement, either (A) suspend its obligation hereunder to transmit Communications to the Administrative Agent by electronic/soft medium, (B) instruct the Administrative Agent not to transmit to the Platform any as yet un-posted Communications, and/or (C) instruct the Administrative Agent to take commercially reasonable steps to remove any currently posted Communications from the Platform. In the event that the use of the Platform should be suspended due to any of the circumstances described in this paragraph, the Borrower agrees to deliver the Communications to each Lender via e-mail. The Lenders agree that the delivery of the Communications via e-mail shall be deemed effective upon the posting of a record of such electronic transmission as "sent" in the e-mail system of the Borrower. The Administrative Agent agrees to immediately inform the Borrower of any security issue or Communications integrity issue that comes to its attention and relates to the Platform or the Administrative Agent's receipt of electronic Communications.

     (c) Change of Address, Etc. Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to the other parties hereto.

          SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04. Expenses; Indemnity; Damage Waiver.

     (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, CGMI and their Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 9.04, or (B) in connection with the Advances made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

     (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Issuing Bank, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Advance or the use or proposed use of proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

     (c) Waiver of Consequential Damages, Etc. The Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof or any Letter of Credit. No Indemnitee referred to in Section 9.04(b) shall be liable for any damages arising from the use by unintended or unauthorized recipients of any information or other materials distributed by it through telecommunications, electronic or other similar information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

     (d) Payments. All amounts due under this Section 9.04 shall be payable not later than ten Business Days after demand therefor.

     (e) Survival. The agreements in this Section 9.04 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

          SECTION 9.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any other Loan Document, whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

          SECTION 9.06. Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 4.01) when it shall have been executed by the parties hereto and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Issuing Bank and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 9.07. Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (h) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (j) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (i) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Advances at the time owing to it); provided that any such assignment shall be to an Eligible Assignee and subject to the following conditions:

          (i) Minimum Amounts. The amounts of such assignment, which are:

          (A) in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Advances at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; or

          (B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment) shall not be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

          (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Advance or the Commitment assigned.

          (iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

          (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

          (B) the consent of the Administrative Agent and the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; provided that an assigning Lender shall give notice to the Administrative Agent and the Borrower with respect to any assignment to an Affiliate of such assigning Lender or an Approved Fund.

          (iv) Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

          (v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

          (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

     Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.11, 2.14, 2.16 and 9.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (h) of this Section.

     (c) Assignment and Acceptance. By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.01(d) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) Assuming Lender. Each Assuming Lender shall submit a Assumption Agreement in accordance with the provisions of Section 2.23(d). Upon the execution, delivery, acceptance and recording of a Assumption Agreement, from and after the Increase Date related thereto such Assuming Lender shall be a party hereto and have the rights and obligations of a Lender hereunder having the Commitment specified therein. By executing and delivering a Assumption Agreement, the Assuming Lender thereunder confirms to and agrees with the other parties hereto as follows: (i) such Assuming Lender hereby agrees that no Lender has made any representation or warranty, or assumes any responsibility with respect to, (x) any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or (y) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;
(ii) such Assuming Lender confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 5.01(d) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assumption Agreement; (iii) such Assuming Lender will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such Assuming Lender confirms that it is an Eligible Assignee; (v) such Assuming Lender appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such Assuming Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (e) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assumption Agreement and Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of and interest on the Advances owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary; provided, however, that the failure of the Administrative Agent to make an entry, or any finding that an entry is incorrect, in the Register shall not limit or otherwise affect the obligations of the Borrower under this Agreement. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

     (f) Replacement Notes. Upon the consummation of (i) any assignment to an assignee hereunder, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the assignee desires that its Advances be evidenced by Notes, make appropriate arrangements so that, upon cancellation and surrender to the Borrower of the previously issued Notes (if any) held by the transferor Lender, new Notes issued hereunder or, as appropriate, replacement Notes are issued to such transferor Lender, if applicable, and new Notes or, as appropriate, replacement Notes, are issued to such assignee, in each case in principal amounts reflecting their respective Commitments (or, if the Termination Date has occurred, their respective Pro Rata Share of the Total Outstandings) as adjusted pursuant to such assignment.

     (g) Receipt of Assumption Agreement. Upon its receipt of an Assumption Agreement executed by an Assuming Lender representing that it is an Eligible Assignee, the Administrative Agent shall, if such Assumption Agreement has been completed, (i) accept such Assumption Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if so requested by the Assuming Lender, execute and deliver to the Administrative Agent a new Note to the order of such Assuming Lender in an amount equal to the Commitments assumed by it pursuant to such Assumption Agreement. Such new Note, if any, shall be dated the relevant Increase Date and shall otherwise be in substantially the form of Exhibit A hereto.

     (h) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

          Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso of Section 9.01 that affects such Participant. Subject to paragraph (h) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.14 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.04 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.15 as though it were a Lender.

     (i) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.11, 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.14(e) as though it were a Lender.

     (j) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.

     (k) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

          SECTION 9.08. Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its Affiliates and to its and its Affiliates' respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (iii) any rating agency, or (iv) the CUSIP Service Bureau or any similar organization, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

          For purposes of this Section, "Information" means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

          SECTION 9.10. Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.11. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof until repayment in full of all Obligations. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Borrowing, and shall continue in full force and effect as long as any Advance or any other Obligation hereunder shall remain unpaid or unsatisfied.

          SECTION 9.12. Severability. If any provision of this Agreement or the other Loan Documents is held by a court of competent jurisdiction to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties hereto shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 9.13. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document in the courts of any jurisdiction.

     (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the or any other Loan Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.02. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

          SECTION 9.14. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.15. Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lenders in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

          SECTION 9.16. Preservation of Rights. No delay or omission of the Lenders, the Issuing Bank or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and the making of an Advance or the issuance of a Letter of Credit notwithstanding the existence of a Default or Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Advance or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.01, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the Issuing Bank and the Lenders until the Obligations have been paid in full in cash.

          SECTION 9.17. Delivery of Termination Statements and Mortgage Releases. Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Administrative Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnitee asserting any damages, losses or liabilities that are indemnified liabilities hereunder, Administrative Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

          SECTION 9.18. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or
(ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, each Issuing Bank acting in good faith may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          SECTION 9.19. Authority with Respect to Guarantees and Collateral Documents. (a) Authority to Take Action. Each Lender authorizes the Administrative Agent to enter into each of the Guarantees, Collateral Documents and any related agreements to which the Administrative Agent is or may become a party and to take all action contemplated by such documents. Each Lender agrees that no Holder of Secured Obligations (other than the Administrative Agent) shall have the right individually to independently enforce or seek to realize upon the security granted by any Guaranty or Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Holders of Secured Obligations upon the terms of such documents. In furtherance and without limitation of the foregoing, the Administrative Agent is hereby authorized and given a power of attorney by and on behalf of each of the Holders of Secured Obligations to execute any Guaranty or Collateral Document necessary or appropriate to guarantee the Secured Obligations or grant and perfect a Lien on any Collateral in favor of the Administrative Agent on behalf of the Holders of Secured Obligations, if necessary.

     (b) Authority to Release. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Subsidiary Guarantor from its obligations under any of the Guarantees and release any Lien granted to the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Loan Documents and pursuant to any Hedging Arrangements or the transactions contemplated hereby or thereby (which satisfaction, in the case of outstanding Letters of Credit, may take the form of a backstop letter of credit from an issuer acceptable to the Administrative Agent or cash collateral); (ii) in connection with any transaction which is permitted by this Agreement, (iii) as required pursuant to Section 6.01(m) or Section 6.01(n) or (iv) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular Subsidiary Guarantors or types or items of Collateral pursuant to this Section 9.19(b).

     (c) Further Documents, etc. Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five Business Days' prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Holders of Secured Obligations herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrowers or any Subsidiary in respect of) all interests retained by the Borrowers or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

          SECTION 9.20. Interest Laws. Nothing contained in this Agreement or the other Loan Documents shall be deemed to require the payment of interest or other charges by any Person in excess of the amount which may be lawfully charged to that Person under any applicable usury laws (the "Maximum Rate"). In the event that any Person shall collect moneys under this Agreement or any other Loan Document which are deemed to constitute interest which would increase the effective interest to a rate in excess of the Maximum Rate, all such sums deemed to constitute interest in excess of the Maximum Rate shall, upon such determination, at the option of the Person to whom such payment was made, be returned to the payor thereof or credited against other amounts owed by such payor hereunder or under the other Loan Documents.

          SECTION 9.21. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     [Remainder of page intentionally left blank; signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   KINETIC CONCEPTS, INC.,
                                   as the Borrower


                                   By
                                      ---------------------------------------
                                      Name: Martin J. Landon
                                      Title: Chief Financial Officer




          Signature Page to Kinetic Concepts, Inc. Credit Agreement

                                   CITIBANK, N.A.,
                                   as a Lender and as the Administrative
                                   Agent


                                   By
                                      ---------------------------------------
                                      Name:
                                      Title:




          Signature Page to Kinetic Concepts, Inc. Credit Agreement

                                   WELLS FARGO BANK, N.A.,
                                   as Issuing Bank and as a Lender


                                   By
                                      ---------------------------------------
                                      Name:
                                      Title:




          Signature Page to Kinetic Concepts, Inc. Credit Agreement

                                   BANK OF AMERICA, N.A.,
                                   as a Lender


                                   By
                                      ---------------------------------------
                                      Name:
                                      Title:




          Signature Page to Kinetic Concepts, Inc. Credit Agreement

                                   JPMORGAN CHASE BANK, N.A.,
                                   as a Lender


                                   By
                                      ---------------------------------------
                                      Name:
                                      Title:




          Signature Page to Kinetic Concepts, Inc. Credit Agreement

                                   UBS LOAN FINANCE LLC,
                                   as a Lender


                                   By
                                      ---------------------------------------
                                      Name:
                                      Title:




          Signature Page to Kinetic Concepts, Inc. Credit Agreement

                                   WACHOVIA BANK, NATIONAL
                                   ASSOCIATION, as a Lender


                                   By
                                      ---------------------------------------
                                      Name:
                                      Title:




          Signature Page to Kinetic Concepts, Inc. Credit Agreement

                                   THE BANK OF TOKYO-MITSUBISHI
                                   UFJ, LTD., as a Lender


                                   By
                                      ---------------------------------------
                                      Name:
                                      Title:




          Signature Page to Kinetic Concepts, Inc. Credit Agreement

                                   COMERICA BANK,
                                   as a Lender


                                   By
                                      ---------------------------------------
                                      Name:
                                      Title:




          Signature Page to Kinetic Concepts, Inc. Credit Agreement

                                   FORTIS CAPITAL CORP.,
                                   as a Lender


                                   By
                                      ---------------------------------------
                                      Name:
                                      Title:




          Signature Page to Kinetic Concepts, Inc. Credit Agreement

                                   KEYBANK NATIONAL ASSOCIATION,
                                   as a Lender


                                   By
                                      ---------------------------------------
                                      Name:
                                      Title:




          Signature Page to Kinetic Concepts, Inc. Credit Agreement

                                   AMEGY BANK, N.A.,
                                   as a Lender


                                   By
                                      ---------------------------------------
                                      Name:
                                      Title:




          Signature Page to Kinetic Concepts, Inc. Credit Agreement

                                   MERRILL LYNCH BANK USA,
                                   as a Lender


                                   By
                                      ---------------------------------------
                                      Name:
                                      Title:




          Signature Page to Kinetic Concepts, Inc. Credit Agreement

                                   MORGAN STANLEY BANK
                                   as a Lender


                                   By
                                      ---------------------------------------
                                      Name:
                                      Title:




          Signature Page to Kinetic Concepts, Inc. Credit Agreement

                                   TEXAS CAPITAL BANK, NATIONAL
                                   ASSOCIATION, as a Lender


                                   By
                                      ---------------------------------------
                                      Name:
                                      Title:




          Signature Page to Kinetic Concepts, Inc. Credit Agreement

                                                                     SCHEDULE I
                                                                     ----------
                                                         KINETIC CONCEPTS, INC.
                                                               CREDIT AGREEMENT

      INITIAL LENDERS - APPLICABLE LENDING OFFICES - COMMITMENT AMOUNTS
      -----------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
        Name of Initial Lender            Domestic Lending Office         Eurocurrency Lending Office      Amount of
                                                                                                           Commitment
-----------------------------------------------------------------------------------------------------------------------
Citibank, N.A.                            Two Penns Way                   Two Penns Way                   US$65,000,000
                                          Suite 200                       Suite 200
                                          New Castle, DE 19720            New Castle, DE 19720


                                          Primary Credit Contact:         Primary Credit Contact:
                                          ----------------------          ----------------------
                                          Valerie Burrows                 Valerie Burrows
                                          Tel:  (302) 894-6082            Tel:  (302) 894-6082
                                          Fax:  (212) 994-0261            Fax:  (212) 994-0261

                                          Secondary Credit Contact:       Secondary Credit Contact:
                                          ------------------------        ------------------------
                                          Dana Thompson                   Dana Thompson
                                          Tel:  (302) 894-6082            Tel:  (302) 894-6082
                                          Fax:  (212) 994-0261            Fax:  (212) 994-0261

-----------------------------------------------------------------------------------------------------------------------
Bank of America, N.A.                     901 Main Street,                901 Main Street,                US$45,000,000
                                          68th Floor                      68th Floor
                                          Dallas, TX 75202                Dallas, TX 75202

                                          Primary Credit Contact:         Primary Credit Contact:
                                          ----------------------          ----------------------
                                          Dan Penkar                      Dan Penkar
                                          Tel:     (214) 209-1178         Tel:     (214) 209-1178
                                          Fax:     (214) 209-9560         Fax:     (214) 209-9560

                                          Secondary Credit Contact:       Secondary Credit Contact:
                                          ------------------------        ------------------------
                                          Eric Chandler                   Eric Chandler
                                          Tel:  (214) 209-0397            Tel:  (214) 209-0397
                                          Fax:  (214) 209-9560            Fax:  (214) 209-9560

-----------------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank, N.A.                 700 North Pearl Street          700 North Pearl Street          US$45,000,000
                                          7 th Floor                      7 th Floor
                                          Dallas, TX 75201-7424           Dallas, TX 75201-7424

                                          Primary Credit Contact:         Primary Credit Contact:
                                          ----------------------          ----------------------
                                          John Horst                      John Horst
                                          Credit Executive                Credit Executive
                                          Tel:    (214) 965-3572          Tel:    (214) 965-3572
                                          Fax:    (214) 965-2884          Fax:    (214) 965-2884

                                          Secondary Credit Contact:       Secondary Credit Contact:
                                          ------------------------        ------------------------
                                          707 Travis Street               707 Travis Street
                                          8 th Floor                      8 th Floor
                                          Houston, TX 77002               Houston, TX 77002
                                          David Jones                     David Jones
                                          Relationship Executive          Relationship Executive
                                          Tel:    (713) 216-4940          Tel:    (713) 216-4940
                                          Fax:    (713) 216-6710          Fax:    (713) 216-6710

-----------------------------------------------------------------------------------------------------------------------
UBS Loan Finance LLC                      677 Washington Boulevard        677 Washington Boulevard        US$45,000,000
                                          Stamford, CT 06901              Stamford, CT 06901

                                          Primary Credit Contact:         Primary Credit Contact:
                                          ----------------------          ----------------------
                                          Iris Choi                       Iris Choi
                                          Tel:  (203) 719-0678            Tel:  (203) 719-0678
                                          Fax:  (203) 719-3888            Fax:  (203) 719-3888

-----------------------------------------------------------------------------------------------------------------------
Wachovia Bank, National Association       201 S. College St.              201 S. College St.              US$45,000,000
                                          NC 1183                         NC 1183
                                          Charlotte, NC 28288             Charlotte, NC 28288

                                          Primary Credit Contact:         Primary Credit Contact:
                                          ----------------------          ----------------------
                                          Christine Kemp                  Christine Kemp
                                          Tel:  (704) 383-5364            Tel:  (704) 383-5364
                                          Fax:  (704) 715-0099            Fax:  (704) 715-0099

-----------------------------------------------------------------------------------------------------------------------
Wells Fargo Bank, N.A.                    600 California St.              600 California St.              US$45,000,000
                                          19th Floor                      19th Floor
                                          San Francisco, CA 94108         San Francisco, CA 94108

                                          Primary Credit Contact:         Primary Credit Contact:
                                          ----------------------          ----------------------
                                          John C. Gough                   John C. Gough
                                          Tel:  (415) 222-4856            Tel:  (415) 222-4856
                                          Fax:  (415) 947-5945            Fax:  (415) 947-5945

                                          Secondary Credit Contact:       Secondary Credit Contact:
                                          ------------------------        ------------------------
                                          John Stewart                    John Stewart
                                          Senior Vice President           Senior Vice President
                                          Tel:     (415) 396-7889         Tel:     (415) 396-7889
                                          Fax:     (415) 947-5945         Fax:     (415) 947-5945

-----------------------------------------------------------------------------------------------------------------------
The Bank of Tokyo-Mitsubishi UFJ, Ltd.    2001 Ross Avenue                2001 Ross Avenue                US$30,000,000
                                          #3150                           #3150
                                          Dallas, TX 75201                Dallas, TX 75201

                                          Primary Credit Contact:         Primary Credit Contact:
                                          ----------------------          ----------------------
                                          Janet Wheeler                   Janet Wheeler
                                          Vice President                  Vice President
                                          Tel:   (214) 954-1242           Tel:   (214) 954-1242
                                          Fax:   (214) 954-1007           Fax:   (214) 954-1007

                                          Secondary Credit Contact:       Secondary Credit Contact:
                                          ------------------------        ------------------------
                                          Doug Barnell                    Doug Barnell
                                          Vice President & Manager        Vice President & Manager
                                          Tel:   (214) 954-1240           Tel:   (214) 954-1240
                                          Fax:   (214) 954-1007           Fax:   (214) 954-1007

-----------------------------------------------------------------------------------------------------------------------
Comerica Bank                             4100 Spring Valley Road         4100 Spring Valley Road         US$30,000,000
                                          Suite 400                       Suite 400
                                          Dallas, TX 75244                Dallas, TX 75244

                                          Primary Credit Contact:         Primary Credit Contact:
                                          ----------------------          ----------------------
                                          Gerald R. Finney, Jr.           Gerald R. Finney, Jr.
                                          Vice President                  Vice President
                                          Tel:    (972) 361-2546          Tel:    (972) 361-2546
                                          Fax:    (972) 361-2550          Fax:    (972) 361-2550

-----------------------------------------------------------------------------------------------------------------------
Fortis Capital Corp.                      520 Madison Avenue              520 Madison Avenue              US$30,000,000
                                          New York, NY 10022              New York, NY 10022

                                          Primary Credit Contact:         Primary Credit Contact:
                                          ----------------------          ----------------------
                                          John Spillane                   John Spillane
                                          Tel:     (212) 340-5362         Tel:     (212) 340-5362
                                          Fax:     (212) 340-5320         Fax:     (212) 340-5320

                                          Secondary Credit Contact:       Secondary Credit Contact:
                                          ------------------------        ------------------------
                                          Meena Veerappan                 Meena Veerappan
                                          Tel:     (212) 340-5363         Tel:     (212) 340-5363
                                          Fax:     (212) 340-5320         Fax:     (212) 340-5320

-----------------------------------------------------------------------------------------------------------------------
KeyBank National Association              127 Public Square               127 Public Square               US$30,000,000
                                          6 th Floor                      6 th Floor
                                          Cleveland, OH 44114             Cleveland, OH 44114

                                          Primary Credit Contact:         Primary Credit Contact:
                                          ----------------------          ----------------------
                                          J. T. Taylor                    J. T. Taylor
                                          Senior Vice President           Senior Vice President
                                          Tel: (216) 689-4490             Tel: (216) 689-4490
                                          Fax: (216) 689-8329             Fax: (216) 689-8329

                                          Secondary Credit Contact:       Secondary Credit Contact:
                                          ------------------------        ------------------------
                                          Sukanya Raj                     Sukanya Raj
                                          Vice President                  Vice President
                                          Tel:    (216) 689-7669          Tel:    (216) 689-7669
                                          Fax:    (216) 689-8329          Fax:    (216) 689-8329

-----------------------------------------------------------------------------------------------------------------------
Amegy Bank, N.A.                          Union Square II                 Union Square II                 US$25,000,000
                                          10001 Reunion Place Boulevard   10001 Reunion Place Boulevard
                                          Suite 300                       Suite 300
                                          San Antonio, TX 78216           San Antonio, TX 78216

                                          Primary Credit Contact:         Primary Credit Contact:
                                          ----------------------          ----------------------
                                          Mark V. Harris                  Mark V. Harris
                                          Senior Vice President           Senior Vice President
                                          Tel:    (210) 343-4433          Tel:    (210) 343-4433
                                          Fax:    (210) 343-4711          Fax:    (210) 343-4711

                                          Secondary Credit Contact:       Secondary Credit Contact:
                                          ------------------------        ------------------------
                                          Lana Balzer                     Lana Balzer
                                          Client Relation Associate       Client Relation Associate
                                          Tel:    (210) 343-4448          Tel:    (210) 343-4448
                                          Fax:    (210) 343-4711          Fax:    (210) 343-4711

-----------------------------------------------------------------------------------------------------------------------
Merrill Lynch Bank USA                    15 W. South Temple              15 W. South Temple              US$25,000,000
                                          Suite 300                       Suite 300
                                          Salt Lake City, UT 84101        Salt Lake City, UT 84101

                                          Primary Credit Contact:         Primary Credit Contact:
                                          ----------------------          ----------------------
                                          Rhett Anderson                  Rhett Anderson
                                          Tel:    (801) 526-8316          Tel:    (801) 526-8316
                                          Fax:    (801) 531-7470          Fax:    (801) 531-7470

                                          Secondary Credit Contact:       Secondary Credit Contact:
                                          ------------------------        ------------------------
                                          Butch Alder                     Butch Alder
                                          Tel:    (801) 526-8324          Tel:    (801) 526-8324
                                          Fax:    (801) 531-7470          Fax:    (801) 531-7470

-----------------------------------------------------------------------------------------------------------------------
Morgan Stanley Bank                       One Pierrepont Plaza,           One Pierrepont Plaza,           US$25,000,000
                                          7th Floor                       7th Floor
                                          300 Cadman Plaza West           300 Cadman Plaza West
                                          Brooklyn, NY 11201              Brooklyn, NY 11201

                                          Primary Credit Contacts:        Primary Credit Contacts:
                                          -----------------------         -----------------------
                                          Erma Dell'Aquila/Edward Henley  Erma Dell'Aquila/Edward Henley
                                          Tel:     (718) 754-7286/7285    Tel:     (718) 754-7286/7285
                                          Fax:     (718) 754-7249/7250    Fax:     (718) 754-7249/7250

                                          750 Seventh Avenue              750 Seventh Avenue
                                          11th Floor                      11th Floor
                                          New York, NY 10019              New York, NY 10019
                                          Alice Lee                       Alice Lee
                                          Credit Officer                  Credit Officer
                                          Tel:  (212) 762-2601            Tel:  (212) 762-2601
                                          Fax:  (212) 507-3725            Fax:  (212) 507-3725

                                          1585 Broadway Avenue            1585 Broadway Avenue
                                          2nd Floor                       2nd Floor
                                          New York, NY 10036              New York, NY 10036
                                          Daniel Twenge                   Daniel Twenge
                                          Loan Products Group             Loan Products Group
                                          Tel:  (212) 761-2225            Tel:  (212) 761-2225
                                          Fax:  (212) 507-2577            Fax:  (212) 507-2577

-----------------------------------------------------------------------------------------------------------------------
Texas Capital Bank, National Association  745 E. Mulberry                 745 E. Mulberry                 US$15,000,000
                                          Suite 350                       Suite 350
                                          San Antonio, Texas  78212       San Antonio, Texas  78212

                                          Primary Credit Contact:         Primary Credit Contact:
                                          ----------------------          ----------------------
                                          Clay D. Jett                    Clay D. Jett
                                          Executive Vice President        Executive Vice President
                                          Tel:  (210) 785-3603            Tel:  (210) 785-3603
                                          Fax:  (210) 785-3609            Fax:  (210) 785-3609

                                          Secondary Credit Contact:       Secondary Credit Contact:
                                          ------------------------        ------------------------
                                          S. Clay Aderholt                S. Clay Aderholt
                                          Tel:  (210) 785-3604            Tel:  (210) 785-3604
                                          Fax:  (210) 785-3609            Fax:  (210) 785-3609

-----------------------------------------------------------------------------------------------------------------------


                                                                  SCHEDULE II
                                                                  -----------
                                                       KINETIC CONCEPTS, INC.
                                                             CREDIT AGREEMENT

                              PRICING SCHEDULE
                              ----------------

                    -----------------------------------------------------------------------
                     Level I     Level II     Level      Level IV     Level V     Level VI
                     Status       Status        III       Status       Status      Status
                                              Status
-------------------------------------------------------------------------------------------
                      =Baa1        Baa2        Baa3        Ba1          Ba2          < Ba2
     Rating            and         and          and        and          and          and
                      =BBB+        BBB         BBB-        BB+           BB          < BB
-------------------------------------------------------------------------------------------
    Applicable
  Commitment Fee
    Percentage        0.08%       0.10%       0.125%      0.15%        0.20%        0.25%
-------------------------------------------------------------------------------------------
   Applicable
  Eurocurrency
     Margin           0.40%       0.50%       0.625%      0.75%        1.00%        1.25%
-------------------------------------------------------------------------------------------
  Applicable Base
    Rate Margin         0%          0%          0%          0%           0%         0.25%
-------------------------------------------------------------------------------------------


          For the purposes of this Schedule, the following terms have the following meanings, subject to the final two paragraphs of this Schedule:

          "Level I Status" exists at any date if, on such date, the Borrower's Applicable Moody's Rating is Baa1 or better and the Borrower's Applicable S&P Rating is BBB+ or better.

          "Level II Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower's Applicable Moody's Rating is Baa2 and the Borrower's Applicable S&P Rating is BBB.

          "Level III Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I or II Status and (ii) the Borrower's Applicable Moody's Rating is Baa3 and the Borrower's Applicable S&P Rating is BBB-.

          "Level IV Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I, II or III Status and (ii) the Borrower's Applicable Moody's Rating is Ba1 and the Borrower's Applicable S&P Rating is BB+.

          "Level V Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I, II, III or IV Status and (ii) the Borrower's Applicable Moody's Rating is Ba2 and the Borrower's Applicable S&P Rating is BB.

          "Level VI Status" exists at any date if, on such date, the Borrower has not qualified for Level I, II, III, IV or V Status.

          "Status" means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

          "Applicable Moody's Rating" means, at any time, (i) the rating issued by Moody's and then in effect with respect to the Borrower's senior secured credit facility as evidenced by this Agreement or (ii) if the foregoing rating is no longer in effect, the senior implied credit rating issued by Moody's and then in effect with respect to the Borrower.

          "Applicable S&P Rating" means, at any time, (i) the rating issued by S&P and then in effect with respect to the Borrower's senior secured credit facility as evidenced by this Agreement or (ii) if the foregoing rating is no longer in effect, the corporate credit rating issued by S&P and then in effect with respect to the Borrower.

          In addition to the provisions set forth above, if a split occurs between the Applicable Moody's Rating and the Applicable S&P Rating that is not more than one ratings category, then the Borrower's Status will be determined by reference to the higher rating. If a split occurs between the Applicable Moody's Rating and the Applicable S&P Rating that is two or more ratings categories, the Borrower's Status will be determined by reference to a rating one category below the higher rating.

          The Applicable Eurocurrency Margin, the Applicable Base Rate Margin and the Applicable Commitment Fee Percentage shall each be determined in accordance with the foregoing table based on the Borrower's Status as determined from its then-current Applicable Moody's Rating and Applicable S&P Rating. The credit rating in effect on any date for the purposes of this
Schedule is that in effect at the close of business on such date. If at any time the Borrower has no Applicable Moody's Rating and no Applicable S&P Rating, Level VI Status shall exist.